Exhibit 10.2
Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of July 31, 2008
among
CONCHO RESOURCES INC.
as the Borrower,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,
BANK OF AMERICA, N.A.,
as Syndication Agent,
CALYON NEW YORK BRANCH,
ING CAPITAL LLC
and
BNP PARIBAS,
as Co-Documentation Agents
and
The Other Lenders Party Hereto
J.P. MORGAN SECURITIES INC.
and
BANC OF AMERICA SECURITIES LLC,
as
Joint Lead Arrangers and Joint Book Managers

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- iv -

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SCHEDULES

2.01	Commitments and Applicable Percentages
5.06	Litigation
5.13	Subsidiaries, Other Equity Investments; Equity Interests in the Borrower
6.15	Minimum Hedging
7.01	Existing Liens
7.08	Affiliate Transactions
10.02	Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS

Form of
A	Note
B	Compliance Certificate
C	Assignment and Assumption
D	Amended and Restated Guaranty
E	Solvency Certificate
F	Mortgage (without exhibits)
G	Amended and Restated Pledge Agreement
H	Counterpart Agreement
I	Lender Certificate

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AMENDED AND RESTATED CREDIT AGREEMENT
     This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of July 31, 2008, among CONCHO RESOURCES INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, BANK OF AMERICA, N.A., as Syndication Agent, and CALYON NEW YORK BRANCH, ING CAPITAL LLC and BNP PARIBAS, as Co-Documentation Agents.
     A. The Borrower has heretofore entered into that certain Credit Agreement dated as of February 24, 2006, by and among Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent (as amended, supplemented or otherwise modified prior to the Closing Date, the “Original Credit Agreement” and the loan facility provided pursuant thereto, the “Existing Facility”).
     B. The Borrower has entered into a Purchase Agreement dated as of June 5, 2008 but effective as of May 1, 2008 (the “Purchase Agreement”), pursuant to which the Borrower will acquire from the Sellers (i) all of the issued and outstanding equity interests of Henry Holding LP, Henry Capital LLC, Henry Energy LP, HELP Investment LLC, Aguasal Holding LLC, Henry Operating LLC, Henry Petroleum LP, Quail Ranch LLC, Aguasal Management LLC, and Aguasal LP (each a “Target Entity” and collectively, the “Target”) and (ii) certain oil, gas and other properties and related interests in exchange for cash payments of approximately $590,000,000 (the “Henry Acquisition”).
     C. On the Closing Date (as herewith defined) and immediately following the consummation of the Henry Acquisition, the Borrower will cause (i) certain Target Entities to merge with one or more other Target Entities or existing Subsidiaries (as herewith defined) of the Borrower, (ii) Henry Holding LP to change its name to Concho Oil & Gas Holdings LP and (iii) Henry Operating LLC to change its name to Concho GP LLC.
     D. To finance a portion of the Henry Acquisition and the repayment in full and termination Borrower’s existing term loan facility and to refinance the Existing Facility, the Borrower, the Administrative Agent, the Swing Line Lender, the L/C Issuer and the Lenders intend to execute and deliver this Agreement.
     E. The Lenders, the L/C Issuer and the Swing Line Lender are willing, on the terms and subject to the conditions hereinafter set forth (including ARTICLE IV), to amend and restate the Original Credit Agreement so that the obligations outstanding under the Original Credit Agreement on the Closing Date shall be continued as Obligations under this Agreement.
     F. The proceeds of loans and letters of credit hereunder will be used to fund the Henry Acquisition, to repay the Term Facility (as hereinafter defined), for general corporate purposes (including working capital and support for the Letters of Credit (including existing letters of credit maintained by Target Entities)), and for the acquisition of oil and gas properties and related assets and other purposes related to the exploration, production and development of oil and gas properties.
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     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
     “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
     “Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as contractual representative of the Lenders hereunder pursuant to ARTICLE IX and not in its individual capacity as a Lender, and any successor agent appointed pursuant to ARTICLE IX.
     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Aggregate Commitment” means an amount equal to the lesser of (i) the Maximum Facility Amount and (ii) the Borrowing Base, as such Aggregate Commitment may be reduced or increased pursuant to the terms of this Agreement.
     “Aggregate Credit Exposure” means, as of any date of determination, the aggregate amount of the Revolving Credit Exposure of all of the Lenders as of such date.
     “Agreement” means this Credit Agreement, dated as of July 31, 2008, as it may be amended, supplemented or otherwise modified from time to time.
     “Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
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     “Annual Engineering Report” means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.01(c).
     “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Unused Commitment Fees, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread” , “Eurodollar Spread” or “Unused Commitment Fee”, as the case may be, based upon the Borrowing Base Usage as set forth below:

Borrowing	Eurodollar		Unused
Base Usage	Spread	ABR Spread	Commitment Fee
≥110%	2.75%	1.25%	0.50%
>100% and <110%	2.50%	1.00%	0.50%
≥90% and ≤100%	2.00%	0.75%	0.50%
≥75% and <90%	1.75%	0.50%	0.375%
≥50% and <75%	1.50%	0.25%	0.375%
<50%	1.25%	0.00%	0.25%
Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.
     “Approved Counterparty” means, at any time and from time to time, (i) any Person engaged in the business of writing Swap Contracts for commodity, interest rate or currency risk that has (or the credit support provider of such Person has), at the time Borrower or any Restricted Subsidiary enters into a Swap Agreement with such Person, a long term senior unsecured debt credit rating of A- or better from S&P or A3 or better from Moody’s or (ii) any Lender Counterparty.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
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     “Arrangers” means, collectively, J.P. Morgan Securities Inc. and Banc of America Securities LLC, in their capacities as joint lead arrangers and joint book managers.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.
     “Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
     “Availability Period” means the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Commitments pursuant to Section 2.08, and (iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
     “Bank of America” means Bank of America, N.A. and its successors.
     “Borrower” has the meaning specified in the introductory paragraph hereto.
     “Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swing Line Loan.
     “Borrowing Base” means, at any time, an amount equal to the amount determined pursuant to Section 3.01, as the same may be redetermined, adjusted or reduced from time to time pursuant to Section 3.02, 3.03, 3.05 or as otherwise adjusted or reduced, pursuant to Section 7.05(c); provided, however, that in no event shall the Borrowing Base on any date exceed the Maximum Facility Amount.
     “Borrowing Base Deficiency” means, as of any date, the amount, if any, by which the Aggregate Credit Exposure on such date exceeds the Borrowing Base in effect on such date; provided, that, for purposes of determining the existence and amount of any Borrowing Base Deficiency, L/C Obligations will not be deemed to be outstanding to the extent such obligations are secured by cash in the manner contemplated by Section 2.04(j).
     “Borrowing Base Properties” means, at any time, the properties and reserves (which properties and reserves shall be free of any Liens other than Liens permitted under Section 7.01) of Borrower and its Restricted Subsidiaries that were evaluated in the most recent Engineering Report delivered to the Administrative Agent pursuant to this Agreement and other information provided by the Borrower pursuant to Section 3.01 for the calculation of the Borrowing Base in effect at such time.
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     “Borrowing Base Usage” means, as of any date and for all purposes, the quotient, expressed as a percentage, of (i) the Aggregate Credit Exposure as of such date, divided by (ii) the Conforming Borrowing Base.
     “Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the states of Illinois or Texas and, if such day relates to any Eurodollar Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
     “Cash Collateralize” means the pledge and deposit with or delivery to the Administrative Agent of, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to Section 2.04(j) and documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).
     “Change in Control” means,:
     (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or
     (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by persons who were neither (1) nominated by the Board of Directors of the Borrower nor (2) appointed by directors so nominated;
     (c) the failure of the Borrower to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Equity Interests of COG GP (and any other general partner in COG Oil & Gas) and COG LP; or
     (d) the occurrence of any “Change of Control” or “Change in Control” under and as defined in any Senior Notes Documents.
     “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the L/C Issuer (or, for purposes of Section 10.09, by any lending office of such Lender or by such Lender’s or the L/C Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Charges” has the meaning specified in Section 10.09.
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     “Class” where used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swing Line Loans.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “COG GP” means COG Operating LLC, a Delaware limited liability company.
     “COG LP” means Concho LP LLC, a Delaware limited liability company.
     “COG Oil & Gas” means COG Oil & Gas LP, a Texas limited partnership.
     “COG Realty” means COG Realty LLC, a Texas limited liability company.
     “Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in L/C Obligations and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.06, (c) increased from time to time pursuant to Section 2.20, and (d) terminated pursuant to Sections 8.02 or 8.03. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Register following any Assignment and Assumption to which such Lender is a party or the delivery of a Lender Certificate to which such Lender is a party.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit B.
     “Concho Energy Services” means Concho Energy Services LLC, a Texas limited liability company.
     “Concho Holdings” means Concho Equity Holdings LLC, a Delaware limited liability company.
     “Conforming Borrowing Base” means, at any time an amount equal to the amount determined in accordance with Section 3.01, as the same may be redetermined, adjusted or reduced from time to time pursuant to Sections 3.02 and 3.03 or if such an amount is not otherwise determined in accordance with such Sections, an amount equal to the Borrowing Base.
     “Consolidated Current Assets” means, as of any date of determination, the current assets of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, plus, to the extent not already included therein, all Unused Commitments as of such date; provided that for purposes of this definition, current assets shall exclude non-cash assets required to be included in consolidated current assets of the Borrower and its Restricted Subsidiaries as a result of the application of Financial Accounting Standard Board Statements 133 or 143.
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     “Consolidated Current Liabilities” means, as of any date of determination, the current liabilities of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, minus, to the extent included therein, the current portion of long-term Indebtedness outstanding under this Agreement; provided that for purposes of this definition, current liabilities shall exclude non-cash liabilities required to be included in consolidated current liabilities of the Borrower and its Restricted Subsidiaries as a result of the application of Financial Accounting Standard Board Statements 133 or 143, but shall expressly include any unpaid liabilities for cash charges or payments that have been incurred as a result of the termination of any Swap Contract.
     “Consolidated EBITDAX” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, and local income and franchise taxes payable by the Borrower and its Restricted Subsidiaries for such period, (iii) depletion, depreciation, amortization and exploration expense and (iv) all other non-cash items reducing such Consolidated Net Income and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state and local income tax credits of the Borrower and its Restricted Subsidiaries for such period and (ii) all other non-cash items increasing Consolidated Net Income for such period.
     “Consolidated Funded Indebtedness” means, as of any date and without duplication, all Indebtedness of the Borrower and its Restricted Subsidiaries other than Indebtedness of the type described in clause (e) and (f) of the definition of Indebtedness.
     “Consolidated Interest Charges” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
     “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis as of such date to (b) Consolidated EBITDAX for the period of the four fiscal quarters most recently ended.
     “Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses and the net income of any Person (other than the Borrower or a Restricted Subsidiary) for that period, except to the extent of the amount of dividends and distributions actually received by the Borrower or a Restricted Subsidiary), provided that the calculation of Consolidated Net Income shall exclude any non-cash charges or losses and any non-cash income or gains, in each case, required to be included in net income of the Borrower and its Subsidiaries as a result of the application of Financial Accounting Standard
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Board Statements 123R, 133 or 143, but shall expressly include any cash charges or payments that have been incurred as a result of the termination of any Swap Contract.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Restricted Subsidiary pursuant to Section 6.12.
     “Credit Extension” means each of the following: (a) a Borrowing and (b) the issuance of a Letter of Credit by the L/C Issuer.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Designated Engineer” means, at any time, one or more of any of (a) Williamson Petroleum Consultants, Inc., (b) Cawley Gillespie & Associates, Inc., (c) Netherland, Sewell & Associates, Inc., (d) Ryder Scott Company, (e) Gruy Engineering Corporation or (f) any other petroleum engineer selected by the Borrower and reasonably acceptable to the Administrative Agent.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Disqualified Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening
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of any event, matures or is mandatorily redeemable in cash, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the Maturity Date; provided, that any Equity Interest that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the rights to require the issuer of such Equity Interest to repurchase or redeem such Equity Interest upon the occurrence of (x) an “asset sale” or a “change of control” that also results in a Change in Control shall not constitute Disqualified Stock or (y) a “default” or an “event of default” shall not constitute Disqualified Stock; provided further, that in each case with respect to the foregoing clauses (x) and (y), the obligations of the Borrower to repurchase or redeem such Equity Interest is required only if permitted under the terms of this Agreement or with the consent of the Majority Lenders or such obligations are subordinated to the Obligations on terms and conditions reasonably satisfactory to the Majority Lenders.
     “Dollar” and “$” mean lawful money of the United States.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
     “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
     “Engineered Value” means the value attributed to the Borrowing Base Properties for purposes of the most recent Redetermination of the Borrowing Base pursuant to ARTICLE III (or for purposes of determining the Initial Borrowing Base in the event no such Redetermination has occurred), based upon the discounted present value of the estimated net cash flow to be realized from the production of hydrocarbons from the Borrowing Base Properties as set forth in the most recent Engineering Report.
     “Engineering Report” means an Annual Engineering Report or an Interim Engineering Report or both as the context may require.
     “Environmental Laws” means any federal, state, or local statute, or rule or regulation promulgated thereunder, any judicial or administrative order or judgment to which the Borrower or any of its Subsidiaries is a party or which are applicable to the Borrower or any of its Subsidiaries or its or their respective properties (whether or not by consent), and any provision or condition of any permit, license or other governmental operating authorization, relating to protection of the environment, persons or the public welfare from actual or potential exposure or the effects of exposure to any actual or potential release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant or toxic or hazardous substance or waste.
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     “Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
     “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Evaluation Date” means
     (a) June 30 and December 31 of each year; and
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     (b) each date which either the Borrower or the Required Lenders, at its or their respective options, specifies as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last date of a calendar month not earlier than ninety (90) days prior to the date of such specification.
     “Event of Default” has the meaning specified in Section 8.01.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America (or any political subdivision thereof), or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(e).
     “Existing Swap Contracts” means, any Swap Contracts entered into between any Loan Party (prior to giving effect to the Henry Acquisition) and any Lender Counterparty (including any Lender Counterparty under and as defined in the Original Credit Agreement) prior to the Closing Date and in effect on the Closing Date.
     “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Fee Letter” means the agreement, dated June 5, 2008, among Borrower, the Administrative Agent, Bank of America and the Arrangers.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
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     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” means those generally accepted accounting principles and practices that are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor). If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Borrower or with respect to the Borrower and its Subsidiaries must be prepared in accordance with such change. In the event any changes in GAAP materially affect the calculation of the Consolidated Leverage Ratio, Consolidated Current Assets or Consolidated Current Liabilities, the Borrower and the Majority Lenders agree to enter into good faith negotiations for an agreement to revise such tests to take into account such changes in GAAP; until the Borrower and the Majority Lenders have entered into such an agreement, such financial calculation shall continue to be made in accordance with GAAP as in effect immediately preceding the date of such change.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
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     “Guarantors” means, collectively, the Initial Guarantors, together with each other Person that shall deliver a Guaranty (or a Counterpart Agreement with respect thereto) from time to time.
     “Guaranty” means a Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit D.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants (including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature) that are regulated pursuant to any Environmental Law.
     “Henry Acquisition” has the meaning specified in Recital B.
     “Henry Acquisition Documents” means the Purchase Agreement and all other assignments, agreements, certificates and other documents and instruments now or hereafter executed and delivered by, between or among the Borrower, and the Sellers pursuant to the Purchase Agreement or in connection with the Henry Acquisition.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) indebtedness of such Person for borrowed money; (b) indebtedness of such Person to pay the deferred purchase price of property or services (other than customary payment terms taken in the ordinary course of such Person’s business); (c) indebtedness of such Person evidenced by a bond, debenture, note or similar instrument; (d) principal obligations under leases capitalized in accordance with GAAP under which such Person is the lessee and all Synthetic Lease Obligations; (e) indebtedness, contingent or otherwise, of such Person with respect to bankers’ acceptances or the face amount of letters of credit or applications or reimbursement agreements therefor; (f) guaranties of such Person of indebtedness or obligations of the type described in clauses (a), (b), (c), (d) or (e) above of any other Person or obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of indebtedness or obligations of the type described in clauses (a), (b), (c), (d) or (e) above of any other Person, but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (g) indebtedness or obligations of the type described in clauses (a), (b), (c), (d) or (e) above, which are secured by a Lien on any property owned by such Person, whether or not such indebtedness or obligations have been assumed by such Person (limited however to the lesser of (1) the amount of its liability or (2) the value of such property); and (h) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; provided, however, Indebtedness shall not include (1) accounts payable incurred in the ordinary course of such Person’s business, or (2) any obligations in respect of (i) any Swap Contract that is permitted under this Agreement and (ii) prepayments for gas production or net gas imbalances not in excess of $5,000,000 in the aggregate at any time outstanding. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.
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     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitee” has the meaning specified in Section 10.04(b).
     “Initial Engineering Report” means, collectively, (i) those certain reports furnished to the Administrative Agent prior to the Closing Date estimating the proved oil and gas reserves of Borrower and its Subsidiaries as of December 31, 2007, as prepared by Netherland, Sewell & Associates, Inc. and Cawley Gillespie & Associates, Inc. and (ii) that certain report furnished to the Administrative Agent prior to the Closing Date estimating the proved oil and gas reserves of the Target as of June 1, 2008 prepared by employees of the Borrower or a Restricted Subsidiary as audited by Cawley Gillespie & Associates, Inc.
     “Initial Financial Statements” means (i) the audited consolidated balance sheet of Borrower and its Restricted Subsidiaries for the fiscal year ended December 31, 2007, (ii) the unaudited consolidated balance sheet of Borrower and its Restricted Subsidiaries for the fiscal quarter ended March 31, 2008, and (iii) the unaudited consolidated tax-basis balance sheet of the Target for the fiscal year ended December 31, 2007, and, in each case, the related consolidated statements of income or operations, and consolidated statements of shareholders’ equity and cash flows for such fiscal year and fiscal quarter, respectively, including the notes thereto.
     “Initial Guarantors” means, collectively, each Target Entity (or its successor with respect to any Target Entity merged into any other Target Entity on the Closing Date) and each of Concho Holdings, COG GP, COG LP, COG Oil & Gas, COG Realty and Concho Energy Services.
     “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.
     “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each calendar quarter, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
     “Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six, nine or twelve months thereafter (if available), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on
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which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “Interim Engineering Report” has the meaning specified in Section 6.01(d).
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person of or in any other Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or Equity Interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
     “Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.
     “JPMorgan Chase Bank ” means JPMorgan Chase Bank, N.A. and its successors.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “L/C Disbursement” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.
     “L/C Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.
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The L/C Exposure of any Lender at any time shall be its Applicable Percentage of the total L/C Exposure at such time.
     “L/C Issuer” means JPMorgan Chase Bank in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
     “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all L/C Disbursements at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “Lenders” means the Persons listed on Schedule 2.01, including, as the context requires, the Swing Line Lender, and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
     “Lender Counterparty” means any Lender or any Affiliate of a Lender that is counterparty to a Swap Contract with any Loan Party.
     “Letter of Credit” means any standby letter of credit issued hereunder and, to the extent outstanding on the Closing Date, any letter of credit issued under the Original Credit Agreement and the letters of credit issued for the account of one or more of the Target Entities and listed on Schedule A attached hereto, and any renewals of any of the foregoing letters of credit after the Closing Date.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
     “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (formerly known as the Telerate Service) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately
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available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan” means an extension of credit by a Lender to the Borrower under ARTICLE II in the form of a Revolving Loan or a Swing Line Loan.
     “Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, each Guaranty, each Security Instrument, and any amendments to any of the foregoing, and all other agreements, certificates, notices and disclosures at any time executed or certified by a Responsible Officer of and on behalf of any Loan Party and delivered by such Loan Party or such Responsible Officer in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof or thereof); provided that, for the avoidance of doubt, no Swap Contract shall constitute a Loan Document.
     “Loan Parties” means, collectively, the Borrower and each Restricted Subsidiary.
     “Majority Lenders” means, at any time, Lenders having Revolving Credit Exposures and Unused Commitments representing more than 50% of the sum of the Aggregate Credit Exposure and all Unused Commitments of all Lenders at such time or, if the Aggregate Commitment has been terminated, Lenders having Revolving Credit Exposures representing more than 50% of the sum of the Aggregate Credit Exposure of all Lenders at such time; provided that the Commitment of and the Revolving Credit Exposures held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of the Majority Lenders.
     “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to operate their respective businesses, (c) the ability of the Borrower or any other Loan Party to meet its obligations under the Loan Documents on a timely basis or (d) the ability of the Loan Parties taken as a whole to meet their obligations under the Loan Documents on a timely basis.
     “Material Domestic Subsidiary” means any Domestic Subsidiary that owns or holds assets, properties or interests (including oil and gas interests) with an aggregate fair market value, on a consolidated basis, greater than five percent (5%) of the aggregate fair market value of all of the assets, properties and interests (including oil and gas interests) of the Borrower and its Restricted Subsidiaries, on a consolidated basis.
     “Maturity Date” means July 31, 2013.
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     “Maximum Facility Amount” means, initially, $1,200,000,000, as such amount may be adjusted from time to time in accordance with Section 2.20.
     “Maximum Rate” has the meaning specified in Section 10.09.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
     “Mortgage” means each mortgage, collateral mortgage, security agreement, assignment, and deed of trust delivered by any Loan Party pursuant to the terms of the Loan Documents, substantially in the form of Exhibit F hereto or such other form acceptable to the Administrative Agent, in each case as amended, supplemented, restated or otherwise modified from time to time.
     “Mortgaged Property” shall mean all property interests, real and personal, by or in which any Loan Party or any other Person owns an undivided interest and which is subject to the Liens, privileges, priorities or security interests existing and to exist under the terms of a Mortgage.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Net Cash Proceeds” means with respect to any Disposition (including any casualty event or loss) of Borrowing Base Properties by the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such Disposition, but only as and when so received, less (ii) the sum of (1) the principal amount of any Indebtedness, if any, that is secured by such Borrowing Base Properties and that is required to be repaid in connection with the sale thereof (other than the Loans), and (2) the out-of-pocket expenses incurred by Borrower or such Restricted Subsidiary in connection with such Disposition.
     “Non-Consenting Lender” has the meaning specified in Section 2.19.
     “Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans or Swing Line Loans, as applicable, made by such Lender, substantially in the form of Exhibit A with appropriate modifications for each type of Loan.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), or under any Swap Contract with any Lender Counterparty (including obligations under the Existing Swap Contracts and obligations arising under any transaction under any other Swap Contract with any Person that was, at or after the time such transaction was entered into, a Lender Counterparty), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
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     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Original Credit Agreement” has the meaning specified in Recital A.
     “Original Loans” means the loans and other extensions of credit outstanding under the Original Credit Agreement as of the Closing Date.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Participant” has the meaning specified in Section 10.06(d).
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Permitted Encumbrances” means (a) Liens for taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent (or, if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or, if commenced, shall have been stayed) or are being contested in good faith and by appropriate proceedings, and if the Borrower shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be adequate according to GAAP; (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen, and operators arising in the ordinary course of business or incident to the exploration, development, operations and maintenance of oil, gas and other hydrocarbon properties and related facilities and assets, for sums not yet due or being contested in good faith and by appropriate proceedings, if the Borrower shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be adequate according to GAAP; (c) Liens arising in the ordinary course of the Loan Parties’ respective businesses in connection with worker’s compensation, unemployment insurance and other social security legislation (other than ERISA); (d) Liens incurred in the ordinary course of a Loan Party’s
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businesses to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature; (e) Liens, easements, rights-of-way restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances and title defects incurred in the ordinary course of a Loan Party’s businesses or existing on property and not in the aggregate materially interfering with the ordinary conduct of a Loan Party’s businesses or a Loan Party’s rights to the Borrowing Base Properties; (f) legal or equitable encumbrances deemed to exist by reason of negative pledges permitted under Section 7.09 of this Agreement or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment, judgment lien or attachment lien in aid of execution on a judgment); (g) rights of a common owner (only in its capacity as common owner) of any interest in property held by any Loan Party; (h) farmout, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties incurred in the ordinary course of business that do not in the aggregate have a Material Adverse Effect; (i) Liens arising pursuant to Article 9.343 of the Texas Uniform Commercial Code or other similar statutory provisions of other states with respect to production purchased from others; and (j) any defects, irregularities, or deficiencies in title to easements, rights-of-way or other properties that do not in the aggregate have a Material Adverse Effect; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
     “Permitted Investments” means:
     (a) Investments in:
     (1) open market commercial paper, maturing within 180 days after acquisition thereof, if at the time of purchase such paper is rated in either of the two (2) highest categories of S&P or Moody’s;
     (2) marketable obligations, maturing within one (1) year after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, and in money market and mutual funds that invest solely in such obligations; or
     (3) demand deposits and time deposits (including certificates of deposit) maturing within one (1) year from the date of deposit thereof, with any office of any Lender or any Lender’s Affiliate or with a domestic office of any national or state bank or trust company which is organized under the laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000 and whose certificates of deposit are rated in either of the two (2) highest rating categories of S&P or Moody’s; or
     (b) Investments by any Loan Party in the ordinary course of business in (1) the exploration, production and development of oil, natural gas and other liquid and gaseous hydrocarbons and the gathering, processing, transmission and marketing of hydrocarbons and activities related or ancillary thereto and (2) the ownership and
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maintenance of real property for the primary purpose of carrying out the activities described in the foregoing clause (1).
     “Permitted Refinancing” means any Indebtedness of the Borrower, and Indebtedness constituting Guarantees thereof by Restricted Subsidiaries, incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace (whether or not contemporaneously), defease or refund, outstanding Senior Notes, in whole or in part from time to time; provided that (i) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the then outstanding principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums and accrued interest paid and fees and expenses incurred in connection therewith), (ii) such Permitted Refinancing has a stated maturity no earlier than the first anniversary of the Maturity Date, (iii) no scheduled principal payment is required under such Permitted Refinancing prior to the stated maturity of such Permitted Refinancing, (iv) such Permitted Refinancing does not contain any covenants or events of default that, taken as a whole, are materially more restrictive on any Loan Party, than those imposed by the Senior Notes being extended, refinanced, renewed, replaced, defeased or refunded, and (v) such Permitted Refinancing and any Guarantee in respect thereof is unsecured.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) that is established by the Borrower or any ERISA Affiliate and that is subject to Section 412 of the Code or Title IV of ERISA.
     “Pledge Agreement” means any pledge agreement substantially in the form of Exhibit G delivered pursuant to Section 4.01(a)(xi) or Section 6.12 hereof, as from time to time amended, modified, or supplemented, as the case may be.
     “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in Chicago, Illinois, each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
     “Purchase Agreement” has the meaning specified in Recital B.
     “Redetermination” means any Scheduled Redetermination or Special Redetermination.
     “Redetermination Date” means (a) with respect to any Scheduled Redetermination, each April 1 and October 1 of each year, commencing October 1, 2008, and (b) with respect to any Special Redetermination, the first day of the first month which is not less than twenty (20) Business Days following the date of a request for a Special Redetermination.
     “Register” has the meaning specified in Section 10.06(c).
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     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and Unused Commitments representing at least 66-2/3% of the sum of the Aggregate Credit Exposure and all Unused Commitments of all Lenders at such time or, if the Aggregate Commitment has been terminated, Lenders having Revolving Credit Exposures representing at least 66-2/3% of the sum of the Aggregate Credit Exposure of all Lenders at such time; provided that the Commitment of and the Revolving Credit Exposures held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.
     “Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).
     “Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.
     “Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01.
     “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans, its L/C Exposure and its Swing Line Exposure at such time.
     “Revolving Loan” means the Original Loans and the Loans made pursuant to Section 2.01.
     “S&P” means Standard & Poor’s Ratings Group and any successor thereto that is a nationally recognized rating agency.
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     “Scheduled Redetermination” means any redetermination of the Borrowing Base or the Conforming Borrowing Base pursuant to Section 3.02. When reference is made herein to any interval or period between Scheduled Redeterminations, the date of this Agreement shall be deemed the first such Scheduled Redetermination.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Secured Party” means the Administrative Agent, any Lender, any Lender Counterparty and any other Person party to any Swap Contract with any Loan Party to the extent that any Obligations owing to such Person arise from transactions entered into pursuant to such Swap Contract at a time, or prior to the time, when such Person was a Lender Counterparty.
     “Security Instruments” shall mean any Guaranties, Mortgages, Pledge Agreements, security agreements and any and all other agreements or instruments previously, now or hereafter executed and delivered by any Loan Party or any other Person to guaranty, or provide security for the payment or performance of, the Obligations, this Agreement, the Guaranties or any other Loan Document, as any such instrument or agreement may be supplemented, amended, renewed, extended or restated from time to time.
     “Sellers” means, collectively, James C. Henry, Paula Henry, Henry Securities Ltd, a Texas limited partnership, Henchild, LLC, a Texas limited liability company and Henry Family Investment Group, a Texas general partnership.
     “Senior Notes” is defined in Section 7.03(f).
     “Senior Notes Documents” is defined in Section 7.15.
     “Special Redetermination” means any redetermination of the Borrowing Base or the Conforming Borrowing Base made pursuant to Section 3.03 or Section 6.15.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or
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indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement to the extent relating to any of the transactions described in the preceding clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender Counterparty).
     “Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be its Applicable Percentage of the total Swing Line Exposure at such time.
     “Swing Line Lender” means JPMorgan Chase Bank, in its capacity as lender of Swing Line Loans hereunder.
     “Swing Line Loan” means a Loan made pursuant to Section 2.05.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Target” has the meaning specified in Recital B.
     “Target Entity” has the meaning specified in Recital B.
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     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Term Agent” means, Bank of America, N.A. in its capacity as contractual representative of the financial institutions and other Persons from time to time a party to the Term Facility and any successor agent appointed pursuant to the terms of the Term Facility Documents.
     “Term Facility” means the term loan facility evidenced by the Term Facility Documents.
     “Term Facility Documents” means that certain Credit Agreement dated March 27, 2007, by and among the Borrower, the financial institutions named therein (including Bank of America, N.A.) and the Term Agent and any promissory notes executed in connection therewith, security instruments and any other agreements executed in connection with such Credit Agreement as the same may be amended, modified, supplemented or restated from time to time to the extent permitted under this Agreement.
     “Term Loans” means the term loans made under the Term Facility.
     “Threshold Amount” means $25,000,000.
     “Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the Loan Documents, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder, the repayment of the Term Loans and the termination of the Term Facility, the issuance by the Borrower of certain of its Equity Interests and the receipt of not less than $200,000,000 of gross proceeds therefrom, and the consummation of the Henry Acquisition.
     “Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” and “U.S.” mean the United States of America.
     “Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries is a Material Domestic Subsidiary or a Subsidiary owning Borrowing Base Properties.
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     “Unused Commitment” means, with respect to any Lender at any time, such Lender’s Commitment at such time minus such Lender’s Revolving Credit Exposure (other than such Lender’s Swing Line Exposure) at such time.
     “Unused Commitment Fee” has the meaning specified in Section 2.12(a).
     “Wholly Owned Subsidiary” means a Subsidiary all of the Equity Interests of which (other than director’s qualifying shares or, in the case of Concho Holdings prior to any merger of Concho Holdings with the Borrower or any other Restricted Subsidiary, up to 5% of the fully diluted common stock of Concho Holdings) are owned by the Borrower or one or more other Wholly Owned Subsidiaries.
     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
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     1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.
     1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
     1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
     1.07 Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a Eurodollar Revolving Borrowing).
     1.08 Oil and Gas Definitions. For purposes of this Agreement, the terms “proved [or] proven reserves,” “proved [or] proven developed reserves,” “proved [or] proven undeveloped reserves,” “proved [or] proven developed nonproducing reserves” and “proved [or] proven developed producing reserves,” have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01 Revolving Loans. Subject to the terms and conditions set forth herein, each Lender agrees to continue the Original Loans and to make one or more additional Revolving Loans to the Borrower from time to time on any Business Day during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the Aggregate Credit Exposure exceeding the Aggregate Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
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     2.02 Loans and Borrowings.
     (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
     (b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swing Line Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
     (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an L/C Disbursement as contemplated by 2.04(e). Each Swing Line Loan shall be in an amount that is not less than $100,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Eurodollar Revolving Borrowings outstanding.
     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
     2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m. three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Revolving Borrowing, not later than 11:00 a.m. on the date of the proposed Revolving Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
     (i) the aggregate amount of the requested Borrowing;
     (ii) the date of such Borrowing, which shall be a Business Day;
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     (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
     (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
     (v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
     2.04 Letters of Credit.
     (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own or the account of any Restricted Subsidiary in a form reasonably acceptable to the Administrative Agent and the L/C Issuer, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the L/C Issuer, the Borrower also shall submit a Letter of Credit Application in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $50,000,000 and (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment.
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     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).
     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the L/C Issuer or the Lenders, the L/C Issuer hereby grants to each Lender, and each Lender hereby acquires from the L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by the L/C Issuer and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) Reimbursement. If the L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 2:00 p.m. on the date that such L/C Disbursement is made, if the Borrower shall have received notice of such L/C Disbursement prior to 10:00 a.m. on such date, otherwise not later than 2:00 p.m. on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to 10:00 a.m. on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing or Swing Line Loan in an equivalent amount and, to the extent so financed, the Borrower’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swing Line Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent
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of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the L/C Issuer or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the L/C Issuer, then to such Lenders and the L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the L/C Issuer for any L/C Disbursement (other than the funding of ABR Loans or a Swing Line Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.
     (f) Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the L/C Issuer, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
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     (g) Disbursement Procedures. The L/C Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The L/C Issuer shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the L/C Issuer and the Lenders with respect to any such L/C Disbursement.
     (h) Interim Interest. If the L/C Issuer shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such L/C Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the L/C Issuer shall be for the account of such Lender to the extent of such payment.
     (i) Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Exposure representing greater than 66-2/3% of the total L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the L/C Exposure as of such date plus any accrued and unpaid interest thereon, if any; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without
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demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) or (g) of Section 8.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the L/C Issuer for L/C Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Exposure representing 66-2/3% or more of the total L/C Exposure), be applied to satisfy other Obligations and to the extent any excess remains after payment in full in cash of all Obligations and the termination of all Commitments, such excess shall be released to the Borrower. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
     2.05 Swing Line Loans.
     (a) Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make Swing Line Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swing Line Loans exceeding $25,000,000 or (ii) the Aggregate Credit Exposure exceeding the Aggregate Commitment, provided that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swing Line Loans.
     (b) To request a Swing Line Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 11:00 a.m. on the day of a proposed Swing Line Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swing Line Loan. The Administrative Agent will promptly advise the Swing Line Lender of any such notice received from the Borrower. The Swing Line Lender shall make each Swing Line Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swing Line Lender (or, in the case of a Swing Line Loan made to finance the reimbursement of an L/C Disbursement as provided in Section 2.04(e), by remittance to the L/C Issuer) by 2:00 p.m. on the requested date of such Swing Line Loan.
     (c) The Swing Line Lender may by written notice given to the Administrative Agent not later than 10:00 a.m. on any Business Day require the Lenders to acquire
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participations on such Business Day in all or a portion of the Swing Line Loans outstanding. Such notice shall specify the aggregate amount of Swing Line Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swing Line Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swing Line Lender, such Lender’s Applicable Percentage of such Swing Line Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swing Line Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swing Line Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to the Swing Line Lender. Any amounts received by the Swing Line Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swing Line Loan after receipt by the Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
     2.06 Funding of Borrowings.
     (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swing Line Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to a deposit account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an L/C Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the L/C Issuer.
     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to
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the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
     2.07 Interest Elections.
     (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request; provided that all new Borrowings made on the Closing Date shall be ABR Borrowings. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swing Line Borrowings, which may not be converted or continued.
     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02.
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
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     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
     2.08 Termination or Reduction of Commitments; Reduction of Borrowing Base.
     (a) Unless previously terminated, the Aggregate Commitments shall terminate on the Maturity Date.
     (b) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Commitment; provided that (i) each reduction of the Aggregate Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and shall be applied ratably to each Lender’s Commitment, and (ii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10 and Section 2.11, the Aggregate Credit Exposure would exceed the Aggregate Commitments.
     (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided
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that a notice of termination of the Aggregate Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Aggregate Commitments shall be permanent. Each reduction of the Aggregate Commitments shall be made ratably among the Lenders in accordance with their respective Applicable Percentage.
     2.09 Repayment of Loans.
     (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date and (ii) to the Swing Line Lender the then unpaid principal amount of each Swing Line Loan on the earlier of the Maturity Date and the fourteenth day after such Swing Line Loan is made.
     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
     (e) Any Lender or Participant may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender or Participant a Note payable to the order of such Lender or Participant (or, if requested by such Lender or Participant, to such Lender or Participant and its registered assigns) and in the form attached hereto as Exhibit A; provided that any Note issued to evidence any Lender’s Loans shall be in a stated amount equal to such Lender’s Applicable Percentage of the Maximum Facility Amount. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.06) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
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     2.10 Optional Prepayment of Loans.
     (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole and or in part, subject to prior notice in accordance with paragraph (b) of this Section. Any prepayment by the Borrower of any Borrowing shall be without premium or penalty, provided that the Borrower shall be obligated to pay any funding indemnification amounts due under Section 2.16.
     (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swing Line Loan, the Swing Line Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m. on the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m. on the date of prepayment or (iii) in the case of prepayment of a Swing Line Loan, not later than 11:00 a.m. on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination or reduction of the Aggregate Commitment as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination or reduction is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
     2.11 Mandatory Prepayment of Loans.
     (a) Except as otherwise provided in Section 2.11(b) and 2.11(c), in the event a Borrowing Base Deficiency exists, the Borrower shall, within ten (10) days after written notice from the Administrative Agent to the Borrower of such Borrowing Base Deficiency, notify the Administrative Agent that the Borrower intends to take one or more of the following actions: (i) to provide the Lenders, within 30 days thereafter and by instruments reasonably satisfactory in form and substance to the Administrative Agent, with additional security consisting of oil and gas properties with a value and quality satisfactory to the Required Lenders in their sole discretion to eliminate such Borrowing Base Deficiency, (ii) within 30 days thereafter to prepay, without premium or penalty, the principal amount of the Loans in an amount sufficient to eliminate such Borrowing Base Deficiency, (iii) to prepay the principal amount of such Borrowing Base Deficiency in not more than six (6) equal monthly installments plus accrued interest thereon and to make the first such monthly payment on the 30th day after the Borrower’s receipt of notice of such Borrowing Base Deficiency, or (iv) by a combination of such additional security and such prepayments, to eliminate such Borrowing Base Deficiency. Thereafter the Borrower shall timely take the actions it has elected and in any event within the time specified with respect to the foregoing clauses (i) and (ii).
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     (b) If the Borrower or any Restricted Subsidiary Disposes of any Borrowing Base Properties at any time a Borrowing Base Deficiency exists or if after giving effect to such Disposition a Borrowing Base Deficiency would exist, the Borrower shall prepay the Loans in an amount sufficient to eliminate such Borrowing Base Deficiency on the date it or any Restricted Subsidiary receives the Net Cash Proceeds of such Disposition; provided that, in the event such Disposition occurs at any time Borrower is taking any action permitted pursuant to Section 2.11(a) to eliminate a Borrowing Base Deficiency arising for any reason other than such Disposition or the issuance of Senior Notes, Borrower shall be deemed to have complied with this Section 2.11(b) with respect to such Disposition if Borrower prepays the Loans with the Net Cash Proceeds of such Disposition on the date it or any Restricted Subsidiary receives the Net Cash Proceeds of such Disposition in an amount equal to the lesser of (i) the amount of such Net Cash Proceeds or (ii) the amount required to eliminate such Borrowing Base Deficiency. For the avoidance of doubt, Borrower shall be required to continue to comply with Section 2.11(a) with respect to any Borrowing Base Deficiency existing at the time of such Disposition for any reason other than such Disposition or the issuance of Senior Notes.
     (c) If the Borrower issues any Senior Notes permitted under Section 7.03(f) at any time a Borrowing Base Deficiency exists or if after giving effect to the adjustment to the Borrowing Base and Conforming Borrowing Base required by Section 3.05 as a result of the incurrence of such Indebtedness a Borrowing Base Deficiency would exist, the Borrower shall prepay the Loans on the date the Borrower receives the net proceeds from the issuance of such Senior Notes in an amount sufficient to eliminate such Borrowing Base Deficiency; provided that, in the event such Senior Notes are issued at any time Borrower is taking any action permitted pursuant to Section 2.11(a) to eliminate a Borrowing Base Deficiency arising for any reason other than the issuance of such Senior Notes or any Disposition of Borrowing Base Properties, Borrower shall be deemed to have complied with this Section 2.11(c) with respect to the issuance of such Senior Notes if Borrower prepays the Loans with the net proceeds of such issuance of Senior Notes on the date it receives such net proceeds in an amount equal to the lesser of (i) the amount of such net proceeds and (ii) the amount required to eliminate such Borrowing Base Deficiency. For the avoidance of doubt, Borrower shall be required to continue to comply with Section 2.11(a) with respect to any Borrowing Base Deficiency existing at the time of such issuance of Senior Notes for any reason other than such issuance or any Disposition of Borrowing Base Properties.
     (d) Any prepayment pursuant to this Section 2.11 shall not require prior notice and shall be without premium or penalty but subject to any funding indemnification amounts required by Section 2.16. Amounts applied to the prepayment of Borrowings pursuant to this Section 2.11 shall be first applied to Swing Line Borrowings then outstanding and upon payment in full of all outstanding Swing Line Borrowings, second, ratably to ABR Revolving Borrowings then outstanding and, upon payment in full of all outstanding ABR Revolving Borrowings, third, to Eurodollar Revolving Borrowings then outstanding, and if more than one Eurodollar Revolving Borrowing is then outstanding, to each such Eurodollar Revolving Borrowing beginning with the Eurodollar Revolving Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Revolving Borrowing with the most number of
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days remaining in the Interest Period applicable thereto, subject to the payment of any funding indemnification amounts required by Section 2.16 but without penalty or premium.
     2.12 Fees.
     (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, an unused commitment fee (the “Unused Commitment Fee”) equivalent to the Applicable Rate times the daily average of the total Unused Commitments. Such Unused Commitment Fee shall be calculated on the basis of a year consisting of 360 days. The Unused Commitment Fee shall be calculated as of (and payable within fifteen days after) the last day of March, June, September and December of each year, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (or such earlier date on which the Aggregate Commitment terminates in accordance with the terms of this Agreement) for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid.
     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of each Lender’s L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any L/C Exposure, and (ii) to the L/C Issuer a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the L/C Issuer, on the average daily amount of the L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Aggregate Commitment and the date on which there ceases to be any L/C Exposure, as well as the L/C Issuer’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable within fifteen days following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Aggregate Commitment terminates and any such fees accruing after the date on which the Aggregate Commitment terminates shall be payable on demand. Any other fees payable to the L/C Issuer pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
     (c) As required under the Fee Letter, the Borrower agrees to pay (i) to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent and (ii) to
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Bank of America, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and Bank of America.
     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the L/C Issuer, in the case of fees payable to it) for distribution, in the case of Unused Commitment Fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
     2.13 Interest.
     (a) The Loans comprising each ABR Borrowing (including each Swing Line Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Aggregate Commitment and on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period at a time when no Borrowing Base Deficiency exists), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
     2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
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     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
     (b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.
     2.15 Increased Costs.
          (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the L/C Issuer; or
     (ii) impose on any Lender or the L/C Issuer or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
     (b) If any Lender or the L/C Issuer determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and
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the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
     (c) A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
     2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
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     2.17 Taxes.
     (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer, or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
     (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been
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indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent, the Swing Line Lender or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
     2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
     (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Mail Code IL1-0010, 10 South Dearborn, Floor 07, Chicago, Illinois 60603-2003, except payments to be made directly to the L/C Issuer or Swing Line Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due hereunder, such funds shall be applied in accordance with Section 8.03.
     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in L/C Disbursements or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in L/C Disbursements and Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater
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proportion shall purchase (for cash at face value) participations in the Loans and participations in L/C Disbursements and Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Disbursements and Swing Line Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or 2.04(e), 2.06(b), 2.17(f) or 10.04(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
     2.19 Mitigation Obligations; Replacement of Lenders.
     (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its
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Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.06), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the L/C Issuer), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     (c) If in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement or any other Loan Document as contemplated by Section 10.01, the consent of Required Lenders or Majority Lenders, as applicable, shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required has not been obtained or if any Lender is a Defaulting Lender; then, the Borrower may, at its sole cost and expense, elect to replace such Non-Consenting Lender or Defaulting Lender, as the case may be, as a Lender party to this Agreement in accordance with and subject to the restrictions contained in, and consents required by Section 10.06 (with the Borrower paying any applicable processing and recordation fees); provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the
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circumstances entitling the Borrower to require such assignment and delegation cease to apply or, in the case of a Defaulting Lender, such Lender is no longer a Defaulting Lender.
     2.20 Additional Lenders; Increases in Commitments and Maximum Facility Amount. If (a) no Default or Event of Default exists as of the date of such increase or would be caused by such increase and (b) the Borrower shall concurrently pay any additional upfront fee required as a result of such increase, the Borrower may, at any time and from time to time, increase the Maximum Facility Amount to an amount not to exceed $1,500,000,000 by providing written notice of such increase to the Administrative Agent. Each Lender shall have the right, but not the obligation, in each such Lender’s sole discretion, to provide a portion of such increase in the Maximum Facility Amount up to the portion of such increase that such Lender’s existing Commitment bears to the aggregate amount of the existing Commitments of all Lenders electing to participate in such requested increase by executing and delivering to the Borrower and the Administrative Agent a certificate substantially in the form of Exhibit I hereto (a “Lender Certificate”). In the event that within 10 Business Days of the Administrative Agent’s receipt of such written notice the existing Lenders fail to provide increases in their respective Commitments sufficient to satisfy such requested increase in the Maximum Facility Amount, the Borrower may adjust the previously requested Maximum Facility Amount to reflect the increased Commitments of existing Lenders or one or more financial institutions reasonably acceptable to the Administrative Agent may become a Lender under this Agreement by executing and delivering to the Borrower and the Administrative Agent a Lender Certificate. Upon receipt by the Administrative Agent of Lender Certificates representing increases to existing Lender Commitments and/or Commitments from new Lenders as provided in this Section 2.20 in an aggregate amount equal to the requested increase (as the same may have been adjusted), (a) the Aggregate Commitment (including the Commitment of any Person that becomes a Lender by delivery of such a Lender Certificate) and the Maximum Facility Amount, automatically without further action by the Borrower, the Administrative Agent or any Lender shall be increased on the effective date set forth in such Lender Certificates by the amount indicated in such Lender Certificates, (b) the Register shall be amended to add such Commitment of such additional Lender or to reflect the increase in the Commitment of an existing Lender, and the Applicable Percentages of the Lenders shall be adjusted accordingly to reflect the additional Lender or the increase in the Commitment of an existing Lender, (c) any such additional Lender shall be deemed to be a party in all respects to this Agreement and any other Loan Documents to which the Lenders are a party, and (d) upon the effective date set forth in such Lender Certificate, any such Lender party to the Lender Certificate shall purchase a pro rata portion of the outstanding Revolving Credit Exposure of each of the current Lenders such that the Lenders (including any additional Lender, if applicable) shall have the appropriate portion of the aggregate outstanding Revolving Credit Exposure of the Lenders (based in each case on such Lender’s Applicable Percentage, as revised pursuant to this Section).
ARTICLE III
BORROWING BASE AND CONFORMING BORROWING BASE
     3.01 Initial Borrowing Base and Conforming Borrowing Base. During the period from the Closing Date until the first Redetermination after the Closing Date, the Borrowing Base
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shall be $960,000,000. Until otherwise determined by the Lenders in accordance with this Article III, the Conforming Borrowing Base shall equal the Borrowing Base. As soon as available and in any event by April 1 and October 1 of each year, beginning October 1, 2008, the Borrower shall deliver to the Administrative Agent and each Lender, in the case of each April 1 determination, an Annual Engineering Report and, in the case of each October 1 redetermination, an Interim Engineering Report, together with such other information, reports and data concerning the value of the Borrowing Base Properties as the Administrative Agent shall deem reasonably necessary to determine the value of such Borrowing Base Properties. Simultaneously with the delivery to the Administrative Agent and the Lenders of each Engineering Report, the Borrower shall submit to the Administrative Agent and each Lender the Borrower’s requested amount of the Borrowing Base as of the next Redetermination Date. Promptly (and in no event more than fifteen (15) days) after the receipt by the Administrative Agent of such Engineering Report and Borrower’s requested amount for the Borrowing Base, the Administrative Agent shall submit to the Lenders a recommended amount of the Borrowing Base and, if applicable, the Conforming Borrowing Base as of the next Redetermination Date.
     3.02 Scheduled Redeterminations of the Borrowing Base; Procedures and Standards. Based in part on the Engineering Reports made available to the Administrative Agent and the Lenders pursuant to Section 3.01, the Lenders shall redetermine the Borrowing Base and the Conforming Borrowing Base on or prior to the next Redetermination Date (or such date promptly thereafter as reasonably possible based on the engineering and other information available to the Lenders). Any Borrowing Base or Conforming Borrowing Base which becomes effective as a result of any Redetermination shall be subject to the following restrictions: (a) such Borrowing Base shall not exceed the Maximum Facility Amount then in effect, (b) such Conforming Borrowing Base shall not exceed such Borrowing Base, (c) to the extent such Borrowing Base or Conforming Borrowing Base represents an increase in the Borrowing Base or the Conforming Borrowing Base in effect prior to such Redetermination, such Borrowing Base or Conforming Borrowing Base, as the case may be, must be approved by all Lenders, and (d) to the extent such Borrowing Base or Conforming Borrowing Base represents a decrease in the Borrowing Base or Conforming Borrowing Base in effect prior to such Redetermination or a reaffirmation of such prior Borrowing Base or Conforming Borrowing Base, such Borrowing Base or Conforming Borrowing Base must be approved by the Administrative Agent and Required Lenders. If a redetermined Borrowing Base or Conforming Borrowing Base is not approved by the Administrative Agent and Required Lenders within twenty (20) days after the submission to the Lenders by the Administrative Agent of its recommended Borrowing Base and Conforming Borrowing Base pursuant to Section 3.01, or by all Lenders within such twenty (20) day period in the case of any increase in the Borrowing Base or Conforming Borrowing Base, the Administrative Agent shall notify each Lender that the recommended Borrowing Base and Conforming Borrowing Base, as the case may be, has not been approved and request that each Lender submit to the Administrative Agent within ten (10) days thereafter its proposed Borrowing Base and proposed Conforming Borrowing Base. Promptly following the 10th day after the Administrative Agent’s request for each Lender’s proposed Borrowing Base and proposed Conforming Borrowing Base, the Administrative Agent shall determine the Borrowing Base and Conforming Borrowing Base for such Redetermination by calculating the highest Borrowing Base and highest Conforming Borrowing Base then acceptable to the Administrative Agent and a number of Lenders sufficient to constitute Required Lenders (or all Lenders in the case of an increase in the Borrowing Base or the Conforming Borrowing Base). Each
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Redetermination shall be made by the Lenders in their sole discretion, but based on the Administrative Agent’s and such Lender’s usual and customary procedures for evaluating oil and gas properties as such exist at the time of such Redetermination, and including adjustments to reflect the effect of any Swap Contracts of the Borrower and the Restricted Subsidiaries as such exist at the time of such Redetermination. The Borrower acknowledges and agrees that each Redetermination shall be based upon the loan collateral value which the Administrative Agent and each Lender in its sole discretion (using such methodology, assumptions and discount rates as the Administrative Agent and such Lender customarily uses in assigning collateral value to oil and gas properties) assigns to the Borrowing Base Properties at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Loan Parties) as the Administrative Agent and such Lender customarily considers in evaluating similar oil and gas credits. It is expressly understood that the Administrative Agent and Lenders have no obligation to designate the Borrowing Base or the Conforming Borrowing Base at any particular amounts, except in the exercise of their discretion, whether in relation to the Aggregate Commitment or otherwise. If the Borrower does not furnish all information, reports and data required to be delivered by any date specified in this ARTICLE III, unless such failure is not the fault of the Borrower, the Administrative Agent and Lenders may nonetheless designate the Borrowing Base and the Conforming Borrowing Base at any amounts which the Administrative Agent and Lenders in their reasonable discretion determine and may redesignate the Borrowing Base and the Conforming Borrowing Base from time to time thereafter until the Administrative Agent and Lenders receive all such information, reports and data, whereupon the Administrative Agent and Lenders shall designate a new Borrowing Base and a new Conforming Borrowing Base, as described above.
     3.03 Special Redeterminations. In addition to Scheduled Redeterminations, the Borrower shall be permitted to request a Special Redetermination of the Borrowing Base and the Conforming Borrowing Base once between each Scheduled Redetermination and the Required Lenders shall be permitted to request a Special Redetermination once between each Scheduled Redetermination (excluding a Special Redetermination pursuant to Section 6.15). Any request by the Borrower pursuant to this Section 3.03 shall be submitted to the Administrative Agent and each Lender and at the time of such request the Borrower shall (1) notify the Administrative Agent and each Lender of the Borrowing Base requested by the Borrower in connection with such Special Redetermination, and (2) deliver to the Administrative Agent and each Lender an Interim Engineering Report prepared as of a date prior to the date of such request that is reasonably acceptable to the Administrative Agent. Any request by Required Lenders pursuant to this Section 3.03 shall be submitted to the Administrative Agent and the Borrower. Any Special Redetermination shall be made by the Administrative Agent and Lenders in accordance with the procedures and standards set forth in Section 3.02; provided that no Engineering Report is required to be delivered to the Administrative Agent or the Lenders in connection with any Special Redetermination requested by the Required Lenders pursuant to this Section 3.03.
     3.04 Notice of Redetermination. Promptly following any Redetermination of the Borrowing Base or the Conforming Borrowing Base, the Administrative Agent shall notify the Borrower of the amount of the redetermined Borrowing Base and Conforming Borrowing Base, which Borrowing Base and Conforming Borrowing Base shall be effective as of the date
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specified in such notice, and such Borrowing Base and Conforming Borrowing Base shall remain in effect for all purposes of this Agreement until the next Redetermination.
     3.05 Senior Notes Adjustment. Upon the incurrence of any Indebtedness under any Senior Notes permitted under Section 7.03(f) at any time and from time to time (other than Permitted Refinancings of any such Senior Notes), the Borrowing Base and the Conforming Borrowing Base then in effect shall each be reduced by $300 for every $1,000 in stated amount of such Indebtedness as of the date such Indebtedness is incurred. For the avoidance of doubt, the stated amount of such Indebtedness that constitutes Permitted Refinancings of existing Senior Notes shall not be included for purposes of determining the reduction in the Borrowing Base and the Conforming Borrowing Base required by this Section 3.05 and only the stated amount in excess of such Permitted Refinancings shall be included in calculating the adjustment required by this Section 3.05.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to continue the Original Loans and to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
     (i) executed counterparts of this Agreement and each Initial Guarantor’s Guaranty (or an amendment to each Initial Guarantor’s Guaranty under and as defined in the Original Credit Agreement) sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
     (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;
     (iii) such certificates of resolutions, consents or other action, incumbency certificates and/or other certificates of the Secretary or a Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party, together with copies certified by the Secretary or a Responsible Officer of each Loan Party of each Loan Party’s Organization Documents;
     (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or
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formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
     (v) a favorable opinion of Vinson & Elkins LLP, as counsel to the Loan Parties, addressed to the Administrative Agent, the L/C Issuer and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
     (vi) a favorable opinion of Cotton, Bledsoe, Tighe & Dawson, PC, special counsel to the Loan Parties in the State of New Mexico addressed to the Administrative Agent, the L/C Issuer and each Lender, as to such matters of New Mexico law concerning the Loan Documents as the Administrative Agent may reasonably request;
     (vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
     (viii) a certificate signed by a Responsible Officer of the Borrower certifying that (A) the conditions specified in Section 4.02(a) and Section 4.02(b) have been satisfied, (B) there has been no event or circumstance since December 31, 2007 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) contemporaneously with the initial Borrowing under this Agreement, all obligations under the Term Facility shall have been paid in full and the Term Facility Documents shall have been terminated (except for continuing indemnity obligations which by their terms expressly survive termination), (D) contemporaneously with the initial Borrowing under this Agreement, Borrower shall have received a cash equity contribution of at least $200,000,000 from the issuance of its Equity Interests (other than Disqualified Stock) and (E) contemporaneously with the initial Borrowing under this Agreement and in accordance with applicable law, the Henry Acquisition shall have been consummated by Borrower without waiver or amendment of any material term or condition of the Purchase Agreement not otherwise consented to by the Administrative Agent;
     (ix) a certificate as to insurance concerning the Borrowing Base Properties and other material assets of the Loan Parties, which certificate shall provide that the Administrative Agent is an additional insured thereunder;
     (x) complete and original executed counterparts of the Mortgages (and amendments of Mortgages previously filed in connection with the Original Credit
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Agreement), each duly executed by the appropriate Loan Party, together with evidence of arrangements by Administrative Agent’s counsel for the completion of all recordings and filings of such Mortgages and amendments as may be necessary or, in the reasonable opinion of Administrative Agent, desirable effectively to create a valid, perfected and first priority Lien against Borrowing Base Properties representing at least 80% of the Engineered Value of all proved Borrowing Base Properties included in the Initial Engineering Report;
     (xi) a Pledge Agreement (or an amendment of the Pledge Agreement under and as defined in the Original Credit Agreement), duly executed and delivered by each appropriate Loan Party, covering all Equity Interests owned by such Loan Party in any Restricted Subsidiaries (other than Target Entities which are not Initial Guarantors), together with all certificates (or other evidence acceptable to Administrative Agent) evidencing the issued and outstanding Equity Interests of each such Restricted Subsidiary of every class owned by such Loan Party (as applicable) which, if certificated, shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect a security interest in the issued and outstanding Equity Interests owned by such Loan Party in each Restricted Subsidiary prior and superior in right to any other Person; and
     (xii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Majority Lenders reasonably may require.
     (b) The Administrative Agent shall have received a copy, certified by the Borrower as being true, correct and complete, of the Purchase Agreement (including the exhibits and schedules thereto), together with such other instruments and documents delivered in connection therewith as Administrative Agent shall request.
     (c) The Administrative Agent shall have received evidence or assurances satisfactory to it that the obligations under the Term Facility shall have been (or concurrently with the effectiveness of this Agreement and the initial Credit Extension hereunder, will be) repaid in full and the Term Facility Documents have been (or are being) terminated.
     (d) The Administrative Agent shall have received evidence or assurances satisfactory to it that, concurrently with the Closing Date, all Liens that burden or encumber the Borrowing Base Properties, other than Permitted Encumbrances and Liens securing the “Obligations” under and as defined in the Original Credit Agreement, have been or concurrently with the initial Credit Extensions will be released, together with, if requested by the Administrative Agent, original executed instruments releasing and terminating any such Liens in a form suitable for filing in the applicable jurisdiction.
     (e) The Administrative Agent shall have received evidence or assurances satisfactory to it that, prior to or contemporaneously with the Closing Date, Borrower
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shall have received a cash equity contribution of at least $200,000,000 from the issuance of its Equity Interests (other than Disqualified Stock).
     (f) The Administrative Agent shall be reasonably satisfied with the progress of the Borrower toward compliance with the title confirmation provisions of Section 6.14.
     (g) Any fees required to be paid on or before the Closing Date shall have been paid.
     (h) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such charges and disbursements as shall constitute its reasonable estimate of the charges and disbursements incurred or to be incurred by it for filing and recording the Security Instruments (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent for such fees, charges and disbursements).
     (i) No event or condition shall have occurred since December 31, 2007, that could reasonably be expected to result in a Material Adverse Effect.
     (j) Except as disclosed to the Lenders in Schedule 5.06, there shall be no pending or threatened litigation, action or proceeding against the Borrower or any of its Subsidiaries, or with respect to any Borrowing Base Properties, that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
     (k) The Administrative Agent shall have received a Solvency Certificate in the form attached hereto as Exhibit E, dated the Closing Date, and signed by the chief financial officer of the Borrower.
     (l) The Administrative Agent shall have received from the Borrower a pro forma consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of March 31, 2008, reflecting the consummation of the Transactions, the related financings and other transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, which pro forma balance sheet shall be prepared consistent in all respects with the information previously provided by the Borrower to the Administrative Agent and the Lenders and otherwise in form and substance satisfactory to the Administrative Agent.
     (m) The Borrower shall have obtained all approvals required from any Governmental Authority and all consents of other Persons, in each case that are necessary or advisable in connection with the consummation of the Transactions and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions contemplated by the Loan Documents or the Henry Acquisition Documents or the financing thereof and no action, request for stay, petition for review or rehearing,
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reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
     (n) There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, singly or in the aggregate, materially impairs the Transactions, or that could have a Material Adverse Effect.
     (o) All partnership, corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto shall be satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.
     Without limiting the generality of the provisions of ARTICLE IX, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any request for Credit Extension (other than an Interest Election Request requesting only a conversion of Revolving Loans to the other Type, or a continuation of Eurodollar Loans) is subject to the following conditions precedent:
     (a) The representations and warranties of the Borrower and each other Loan Party contained in ARTICLE V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in clause (a) of Section 5.05 shall be deemed to refer to the Borrower and its Subsidiaries and their most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
     (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
     (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received, with respect to a Borrowing, a Borrowing Request in accordance with the requirements hereof and, with respect to a Letter of Credit, a notice requesting issuance of a Letter of Credit, or an amendment, renewal or extension of an
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outstanding Letter of Credit, as the case may be, in accordance with the requirements hereof.
     Each request for Credit Extension (other than an Interest Election Request requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and Section 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants to the Administrative Agent and the Lenders that (it being understood that with respect to the Closing Date such representations and warranties are deemed to be made concurrently with and after giving effect to the consummation of the Transactions):
     5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law except to the extent that the failure of the foregoing clauses (b) and (c) to be true and correct could not reasonably be expected to have a Material Adverse Effect.
     5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.
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     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in law or in equity.
     5.05 Financial Statements; No Material Adverse Effect.
     (a) The Initial Financial Statements (i) with respect to the financial statements of Borrower and its Subsidiaries (prior to giving effect to the Henry Acquisition), (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (B) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby (subject, in the case of clauses (A) and (B) with respect to the financial statements for the period ending March 31, 2008, to the absence of footnotes and to normal year-end audit adjustments), and (C) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness and (ii) to Borrower’s knowledge, with respect to the financial statements of the Target, such financial statements present fairly, in all material respects, the financial position and results of operations of Target as of such dates and for such periods, subject to the absence of footnotes.
     (b) Since December 31, 2007, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     5.06 Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
     5.07 No Default. Neither the Borrower nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. To the Borrower’s knowledge and as of the Closing Date, no Person party to the Purchase Agreement is in default under the Purchase Agreement and all representations and warranties of all such Persons made in the Purchase
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Agreement are true and correct as of the Closing Date, except to the extent that failure of the same to be true and correct could not reasonably be expected to have a Material Adverse Effect.
     5.08 Ownership of Property; Liens. Each of the Borrower and each Restricted Subsidiary has, or upon consummation of the Henry Acquisition will have, good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Restricted Subsidiaries is subject to no Liens, other than Liens permitted under Section 7.01.
     5.09 Environmental Compliance. The Borrower and its Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     5.10 Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.
     5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. The Borrower is not aware of any proposed tax assessment against the Borrower or any Subsidiary that would, if made and not timely paid, have a Material Adverse Effect. Neither any Loan Party nor any Restricted Subsidiary thereof is party to any tax sharing agreement.
     5.12 ERISA Compliance.
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
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     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in excess of the Threshold Amount; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability in excess of the Threshold Amount under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
     5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part(a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable (except for such Equity Interests consisting of partnership interests and membership interests) and are owned by a Loan Party as specified, and in the amounts specified, on Part(a) of Schedule 5.13, free and clear of all Liens (except for Liens created by the Loan Documents). As of the Closing Date, the Borrower has no Equity Interests in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13.
     5.14 Margin Regulations; Investment Company Act.
     (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.15 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that if violated, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or
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supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     5.16 Compliance with Laws. Each of the Borrower and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     5.17 Licenses, Permits and Franchises. Neither the Borrower nor any Restricted Subsidiary has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership or operation of any of its Borrowing Base Properties or other material properties or to the conduct of the Borrower’s or such Restricted Subsidiary’s business, except any failure or other matter that could not reasonably be expected to have a Material Adverse Effect.
     5.18 Liens Under the Security Instruments. Upon the execution and delivery of the Security Instruments (including any amendments to the existing Mortgages executed and delivered pursuant to the Original Credit Agreement) in accordance herewith, and where appropriate the filing and recordation thereof with the appropriate filing or recording officers in each of the necessary jurisdictions, the Liens granted and to be granted by any Loan Party to the Administrative Agent, the L/C Issuer, the Lenders or the Trustee (as defined in any of the Security Instruments) on behalf of the Administrative Agent, the L/C Issuer and the Lenders in such Loan Party’s assets pursuant to the Security Instruments will be validly created, perfected and first priority Liens, subject only to Liens permitted under Section 7.01.
     5.19 Mortgages with Respect to Borrowing Base Properties. As of the Closing Date, the Engineered Value of all Borrowing Base Properties described in the Mortgages represents at least 80% of the Engineered Value of all proved Borrowing Base Properties included in the Initial Engineering Report.
     5.20 Solvency. Each Loan Party is solvent and will continue to be solvent after the making and guarantying of the Obligations.
     5.21 Direct Benefit. The initial Credit Extension hereunder and all additional Credit Extensions are for the direct benefit of the Borrower and its Restricted Subsidiaries. The Borrower and its Restricted Subsidiaries shall engage as an integrated group in the business of oil and gas exploration and related activities and certain other legal business purposes, and any benefits to the Borrower and its Restricted Subsidiaries is a benefit to all of them, both directly or indirectly, inasmuch as the successful operation and condition of the Borrower and its Restricted Subsidiaries is dependent upon the continued successful performance of the functions of the integrated group as a whole.
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ARTICLE VI
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02, and Section 6.03) cause each Restricted Subsidiary to:
     6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Majority Lenders:
     (a) as soon as available, but in any event not later than, with respect to each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2008), 90 days after the end of each such fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
     (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended June 30, 2008) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related unaudited consolidated statement of income or operations, and the unaudited consolidated statement consolidated shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated financial statements certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
     (c) On or before April 1 of each Fiscal Year (i) commencing April 1, 2009, an engineering report prepared or audited by a Designated Engineer, dated as of the preceding January 1, covering oil and gas reserves attributable to the Borrowing Base Properties, including a calculation of PV 10 Value (the present value of the Borrowing Base Properties discounted at 10%); and (ii) commencing April 1, 2009, an annual operating budget prepared by the Borrower in reasonable detail, based upon reasonable assumptions made in good faith by the Borrower, which sets forth quarterly financial
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projections for the then current Fiscal Year and annual financial projections for each Fiscal Year thereafter through the Maturity Date; and
     (d) On or before October 1 of each Fiscal Year commencing October 1, 2008 (and in connection with a Special Redetermination requested by the Borrower, at the time of such request), an engineering report prepared by the Borrower or a Restricted Subsidiary, dated as of the preceding June 30 (or the date otherwise specified in this Agreement), in a form reasonably satisfactory to the Administrative Agent covering oil and gas reserves attributable to the Borrowing Base Properties, including a calculation of PV 10 Value (the present value of the Borrowing Base Properties discounted at 10%) (an “Interim Engineering Report”).
     6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Majority Lenders:
     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b) (commencing with the delivery of the financial statements for the fiscal quarter ended June 30, 2008), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
     (b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary or any audit of any of them;
     (c) promptly after the same are available and upon any request thereafter by the Administrative Agent or any Lender, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements that the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and
     (d) promptly after requested, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
     Documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided
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that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat Borrower’s Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
     6.03 Notices. Promptly notify the Administrative Agent and each Lender:
     (a) of the occurrence of any Default;
     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, which may include, depending on the circumstances, (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;
     (c) of the occurrence of any ERISA Event; and
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     (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Restricted Subsidiary.
     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and (b) all lawful claims which, if unpaid, would by law become a Lien upon any Borrowing Base Property or any other property described in any Security Instrument; and except where (i) (A) the validity or amount thereof is being contested in good faith by appropriate proceedings and (B) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) the failure to pay or discharge such obligations and liabilities could not reasonably be expected to result in a Material Adverse Effect or otherwise result in an Event of Default pursuant to Section 8.01(e).
     6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05 or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
     6.06 Maintenance of Properties. (a) Maintain, preserve and protect the Borrowing Base Properties and all of its other material properties and equipment necessary in the operation of the Borrowing Base Properties and its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities and its oil and gas properties.
     6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.
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     6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.
     6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense and risk of the Administrative Agent or Lenders, as applicable, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when a Default exists (and the Borrower has been notified in writing by the Administrative Agent of the existence of such Default), the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
     6.11 Use of Proceeds. The proceeds of the Loans will be used only to (a) finance the Henry Acquisition, (b) repay the amount outstanding under the Term Facility Documents, (c) pay the fees, expenses and transaction costs of the Transactions, (d) satisfy reimbursement obligations with respect to Letters of Credit, (e) make Restricted Payments permitted under Section 7.06, and (f) finance the working capital needs of the Borrower, including capital expenditures, and for general corporate purposes of the Borrower and the Restricted Subsidiaries, in the ordinary course of business, including the exploration, acquisition and development of oil and gas properties. Letters of Credit will be issued only to support general corporate purposes of the Borrower and the Restricted Subsidiaries.
     6.12 Additional Guarantors. Notify the Administrative Agent at the time that any additional Restricted Subsidiary of the Borrower is formed or acquired on or after the Closing Date; and promptly thereafter (and in any event within sixty (60) days with respect to any Target Entities which are not Initial Guarantors or thirty (30) days with respect to any other Restricted Subsidiary), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a Counterpart Agreement, and (b) deliver to the Administrative Agent, as requested, documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent. Upon delivery of any such Counterpart Agreement to the Administrative agent, notice of which is hereby waived by each Credit Party, such Restricted Subsidiary shall be a Guarantor and shall be as fully a party to the Guaranty as if such Restricted Subsidiary were an original signatory
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hereto. As and when requested by the Administrative Agent, (1) the Borrower will cause such Restricted Subsidiary to execute a Mortgage (to the extent it owns Borrowing Base Properties and such Mortgage is necessary to cause the Borrower to comply with Section 6.16(c)) or other security agreement in form and substance acceptable to Administrative Agent (to the extent it owns personal property and such security agreement is necessary to cause the Borrower to comply with Section 6.16(c)) and promptly take such actions to create and perfect Liens on such Restricted Subsidiary’s assets to secure the Obligations as Administrative Agent, the L/C Issuer or the Majority Lenders shall reasonably request, and (2) if any stock, membership interest, partnership interest or other equity interest in, or Indebtedness of, such Restricted Subsidiary is owned by the Borrower or any other Restricted Subsidiary, the Borrower will cause such stock, membership interest, partnership interest or other equity interest, and promissory notes evidencing such Indebtedness, to be pledged pursuant to a Pledge Agreement delivered to the Administrative Agent promptly after such Restricted Subsidiary is formed or acquired or within such other time frame as acceptable to the Administrative Agent and promptly take such actions to create and perfect Liens on such assets to secure the Obligations as the Administrative Agent or the Majority Lenders shall reasonably request. Any Restricted Subsidiary formed or acquired on or after the Closing Date shall be a Wholly Owned Subsidiary.
     6.13 Operations. Cause all Borrowing Base Properties and all other material properties to be regularly operated, maintained and developed in a good and workmanlike manner, as would a prudent operator and in accordance with all applicable federal, state and local laws, rules and regulations, except for any failure to so operate, maintain and develop that could not reasonably be expected to have a Material Adverse Effect.
     6.14 Delivery of Title Opinions. As and when requested by the Administrative Agent, deliver to the Administrative Agent such reports, opinions of counsel (which opinions are not required to be addressed to the Administrative Agent) and other evidence of title as the Administrative Agent shall deem reasonably necessary or appropriate to verify (i) clear and valid title (except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) of the Borrower and its Restricted Subsidiaries to not less than eighty percent (80%) of the Engineered Value of the Borrowing Base Properties that are subject to a Mortgage and at least the working interest and net revenue interest in such oil and gas properties set forth in the most recent Engineering Report and (ii) the validity, perfection and priority of the Liens created by the Mortgages and Security Instruments and such other matters regarding such Mortgages as Administrative Agent shall reasonably request, except that opinions of counsel regarding priority of the Liens shall not be required.
     6.15 Minimum Hedging. Deliver to the Administrative Agent within 30 days after the Closing Date a certificate confirming that the Borrower and its Restricted Subsidiaries, if applicable, (a) are maintaining the Existing Swap Contracts and (b) have entered into additional Swap Contracts with Approved Counterparties reasonably acceptable to the Administrative Agent consisting of (i) costless collars with a minimum floor price per barrel and for at least the minimum notional volumes of crude oil per month set forth on Schedule 6.15 for the calendar year ending December 31, 2009, and (ii) swap transactions with respect to not less than the minimum notional volumes of crude oil and natural gas at or above the minimum price and for at least the minimum notional volumes per month set forth on Schedule 6.15 through December 31, 2012, or stating what (if any) additional Swap Contracts have been entered into. Upon the
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request of the Majority Lenders, and to the extent each such Swap Contract allows, take all actions necessary to cause all of its right, title and interest in each Swap Contract to which it is a party to be collaterally assigned to the Administrative Agent, for the benefit of the Secured Parties. Upon the request of the Administrative Agent, the Borrower shall, within thirty (30) days of such request, provide to the Administrative Agent and each Lender copies of all agreements, documents, confirmations and instruments evidencing any Swap Contract to which the Borrower or any Restricted Subsidiary is then a party and not previously delivered to the Administrative Agent and Lenders, and such other information regarding such Swap Contracts as the Administrative Agent and Lenders may reasonably request. Failure by the Borrower to establish and maintain the Swap Contracts required by clause (b) of this Section 6.15 shall not result in the occurrence of a Default, provided that Required Lenders may request a Special Redetermination of the Borrowing Base and the Conforming Borrowing Base notwithstanding the restrictions placed on the number of Special Redeterminations the Required Lenders may request under Section 3.03.
     6.16 Further Assurances.
     (a) Promptly upon the request of Administrative Agent, the Borrower and its Restricted Subsidiaries shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, letter-in-lieu, financing statements and continuations thereof, termination statements, notices of assignments, transfers, certificates, assurances and other instruments or evidence that the Administrative Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Security Instruments any of the properties, rights or interests covered by any of the Security Instruments, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Security Instruments and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent the rights granted or now or hereafter intended to be granted to the Administrative Agent, the L/C Issuer or any Lender under any Loan Document or under any other document executed in connection therewith.
     (b) The Borrower and its Restricted Subsidiaries hereby authorize Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the collateral securing the Obligations without the signature of the Borrower or any relevant Restricted Subsidiary where permitted by law.
     (c) The Borrower shall, and shall cause each of its Restricted Subsidiaries to take such actions and execute and deliver such documents and instruments as Administrative Agent shall reasonably require to ensure that the Administrative Agent shall, at all times, have received currently effective, duly executed Mortgages as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to effectively create a valid, perfected and first priority Lien (subject only to Liens permitted under Section 7.01) against Borrowing Base Properties representing at least 80% of the
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Engineered Value of all proved Borrowing Base Properties included in the most recent Engineering Report provided to the Lenders, and the Borrower and its Restricted Subsidiaries shall, at the request of Administrative Agent, execute and deliver such additional Mortgages as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to effectively create a valid, perfected and first priority Lien, subject only to the Liens permitted under Section 7.01, against 80% of the Engineered Value of the proved Borrowing Base Properties included in the most recent Engineering Report provided to the Lenders.
ARTICLE VII
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
     7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any Borrowing Base Property or any other material property, whether now owned or hereafter acquired, other than:
     (a) any Lien created pursuant to this Agreement or the Security Instruments;
     (b) Permitted Encumbrances;
     (c) any Lien on any property or asset of any Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 7.01; provided that (i) such Lien shall not apply to any other property or asset of any Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not cause the outstanding principal amount of the Indebtedness of the Borrower or any Restricted Subsidiary to exceed the amounts permitted under Section 7.03;
     (d) any Lien existing on any property or asset prior to the acquisition thereof by any Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien secures Indebtedness permitted by clause (c) of Section 7.03, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of any Borrower or any other Restricted Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (e) Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Restricted Subsidiary; provided that (i) such Liens, secure Indebtedness
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permitted by clause (c) of Section 7.03, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of any Borrower or any other Restricted Subsidiaries; and
     (f) Liens on any property or asset of any Borrower or any Restricted Subsidiary, other than property or assets securing the Obligations or any Borrowing Base Properties, to secure Indebtedness and obligations of such Borrower or such Restricted Subsidiary under Swap Contracts permitted under Section 7.12 with counterparties other than a Lender Counterparty.
     7.02 Investments. Make any Investments, except:
     (a) Permitted Investments;
     (b) advances to officers, directors and employees of the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $250,000 at any time outstanding, for travel, entertainment, relocation and similar ordinary business purposes;
     (c) Investments by any Loan Party consisting of intercompany Indebtedness permitted under Section 7.03(b);
     (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and
     (e) Guarantees permitted by Section 7.03;
     (f) Investments by any Loan Party in any Person that is, or thereby becomes, a Restricted Subsidiary of the Borrower and a Guarantor; provided that, with respect to any such Investment other than the transfer by the Borrower to a Restricted Subsidiary of the shares of Concho Holdings, no Event of Default has occurred and is continuing or would be caused by such Investment;
     (g) Investments reflected on the Balance Sheet included with the Initial Financial Statements of Borrower; and
     (h) other Investments not otherwise described in the foregoing clauses (a) through (g) in an aggregate amount not exceeding $10,000,000 at any time.
     7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
     (a) Indebtedness under the Loan Documents;
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     (b) Indebtedness of the Borrower to any Guarantor and of any Guarantor to the Borrower or any other Guarantor; provided, that (i) all such Indebtedness owing by a Guarantor shall be unsecured and subordinated in right of payment, as provided in such Guarantor’s Guaranty, to the payment in full of all of the Obligations and (ii) as and when requested by Administrative Agent, all such Indebtedness owing by a Guarantor shall be evidenced by promissory notes in form and substance reasonably satisfactory to the Administrative Agent, and such promissory notes shall be subject to a first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties on terms and conditions reasonably satisfactory to the Administrative Agent;
     (c) Indebtedness, other than Indebtedness otherwise permitted by another clause of this Section 7.03 that (together with any of the Loan Parties’ obligations for net gas imbalances and prepayments of gas production in excess of $5,000,000) does not in the aggregate for the Borrower and all of its Restricted Subsidiaries exceed $25,000,000 at any one time outstanding;
     (d) guaranties of Indebtedness that is the primary obligation of the Borrower or a Restricted Subsidiary of the Borrower and that is otherwise permitted under this Section 7.03;
     (e) obligations of the Borrower and its Restricted Subsidiaries outstanding at any one time in respect of reimbursement obligations given in connection with any bond, surety or similar requirement of a Governmental Authority (other than any such bond or surety related to any judgment by any court, arbitrator or similar authority) concerning the operation of the businesses and assets of the Borrower and its Restricted Subsidiaries; and
     (f) subject to any adjustment to the Borrowing Base and Conforming Borrowing Base required under Section 3.05, unsecured Indebtedness of the Borrower evidenced by unsecured senior notes or unsecured senior subordinated notes and Guarantees thereof in an aggregate principal amount not to exceed $300,000,000 at any time outstanding (“Senior Notes”) and any Permitted Refinancing of any Indebtedness incurred under this clause (f); provided that (i) at the time of and immediately after giving effect to each issuance of such Senior Notes or any Permitted Refinancing thereof, no Default shall have occurred and be continuing, (ii) the final stated maturity date of such Senior Notes is not earlier than the first anniversary after the Maturity Date (as in effect on the date of issuance of such Senior Notes), (iii) the non-default stated interest rate of such Senior Notes does not exceed 10% per annum, (iv) no scheduled principal amortization is required under such Senior Notes prior to the stated maturity of such Senior Notes and (v) such Senior Notes are evidenced by an indenture and related documents containing terms and conditions, covenants and events of default that are customary for similar notes and that are, in each case, reasonably satisfactory to the Administrative Agent.
     7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or
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substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
     (a) any Restricted Subsidiary of the Borrower may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any other Restricted Subsidiary of the Borrower, provided that the continuing or surviving Person is a Restricted Subsidiary;
     (b) any Restricted Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary of the Borrower; and
     (c) any Restricted Subsidiary of the Borrower may participate in a merger or consolidation as part of a Disposition of such Restricted Subsidiary that is permitted under Section 7.05(f).
     7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
     (a) Dispositions permitted by Section 7.04;
     (b) Dispositions made between Scheduled Redeterminations of Borrowing Base Properties having a PV 10 value (present value of such property discounted at 10%, as determined in the most recent Engineering Report) not exceeding, in the aggregate for the Borrower and its Restricted Subsidiaries taken as a whole, 5% of the Borrowing Base most recently determined;
     (c) Subject to Section 2.11(b), any other Disposition of Borrowing Base Properties, provided that:
     (i) at the option of the Required Lenders, (a) Administrative Agent shall reduce the Borrowing Base by the Engineered Value attributed by Required Lenders to such Borrowing Base Properties at the time of the last Borrowing Base Redetermination, or (b) the Lenders shall have made a Redetermination of the Borrowing Base taking such Disposition into account; in either case, such reduction or Redetermination shall be effective upon the consummation of such Disposition; or
     (ii) the Borrower shall have submitted to the Administrative Agent and the Required Lenders for inclusion in the Borrowing Base replacement properties which are acceptable to Required Lenders using the evaluation parameters utilized by the Lenders for Redeterminations of the Borrowing Base and Conforming Borrowing Base pursuant to Section 3.02.
     (d) Dispositions of surplus equipment for fair and adequate consideration and equipment that is worthless or obsolete or which is replaced by equipment of equal suitability and value;
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     (e) Dispositions of inventory (including hydrocarbons sold as produced or processed and seismic data) in the ordinary course of business on ordinary trade terms; and
     (f) So long as no Event of Default has occurred and is continuing or would be caused by such Disposition, Dispositions of other assets not constituting Borrowing Base Properties, including all (but not less than all) of the Borrower’s direct or indirect Equity Interests in any Subsidiary that does not own Borrowing Base Properties, directly or indirectly, but excluding any direct or indirect Equity Interests in any Restricted Subsidiary that does own Borrowing Base Properties, directly or indirectly;
     provided, however, that any Disposition pursuant to clauses (b) through (f) shall be for fair market value. Upon request by the Borrower, the Administrative Agent shall promptly release any Liens it might have burdening assets or properties permitted to be Disposed of under this Section at the time of such permitted disposition.
     7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
     (a) each Restricted Subsidiary may make Restricted Payments to the Borrower or to any other Restricted Subsidiary;
     (b) the Borrower and each Restricted Subsidiary of the Borrower may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; and
     (c) the Borrower and each Restricted Subsidiary may make Investments permitted under Section 7.02 regardless of whether such Investments otherwise constitute Restricted Payments.
     7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the date hereof or any business substantially related or incidental thereto.
     7.08 Transactions with Affiliates. Enter into any material transaction with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and any Restricted Subsidiaries and not including any other Affiliate or between and among Restricted Subsidiaries and not including any other Affiliate, (b) any Investments permitted by Section 7.02, or (c) any agreement listed on Schedule 7.08.
     7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that, whether expressly or in effect, (a) limits the
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ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens in favor of the Administrative Agent or the Lenders on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
     7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
     7.11 Financial Covenants.
     (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio of the Borrower, as of the last day of any period of four consecutive fiscal quarters (commencing with the four fiscal quarter period ending December 31, 2008) for which the financial statements required under Section 6.01(a) or 6.01(b) are available, to be greater than 4.00 to 1.00.
     (b) Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.00 to 1.00 as of the last day of any fiscal quarter (commencing with the fiscal quarter ending September 30, 2008).
     For purposes of this Section 7.11, (i)  the Borrower’s Consolidated EBITDAX for the period of four consecutive fiscal quarters ending December 31, 2008, shall be deemed to equal the Borrower’s Consolidated EBITDAX for the fiscal quarter ending December 31, 2008, multiplied by the number four, (ii) the Borrower’s Consolidated EBITDAX for the period of four consecutive fiscal quarters ending March 31, 2009, shall be deemed to equal the Borrower’s Consolidated EBITDAX for the two consecutive fiscal quarter period ending March 31, 2009, multiplied by the number two and (iii) the Borrower’s Consolidated EBITDAX for the period of four consecutive fiscal quarters ending June 30, 2009, shall be deemed to equal the Borrower’s Consolidated EBITDAX for the three consecutive fiscal quarter period ending June 30, 2009, multiplied by the fraction four-thirds.
     7.12 Swap Contracts. Be a party to, or in any manner be liable under, any Swap Contract, except:
     (a) Swap Contracts entered into with the purpose and effect of mitigating risk with respect to prices of oil, natural gas and/or gas liquids of the Borrower and its Restricted Subsidiaries (including Swap Contracts entered into to unwind or offset other permitted Swap Contracts); provided that at all times, on a net basis, (i) the aggregate
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notional volume of natural gas and natural gas liquids covered by market sensitive Swap Contracts for any month in the forthcoming five year period shall not exceed 85% of the estimated natural gas and gas liquids production from the proven producing reserves of the Borrower and its Restricted Subsidiaries for such month in such forthcoming five year period, and (ii) the aggregate notional volume of crude oil covered by market sensitive Swap Contracts for any month in the forthcoming five year period shall not exceed 85% of the estimated crude oil production from the proven producing reserves of the Borrower and its Restricted Subsidiaries for such month in such forthcoming five year period; provided further, that at the time the Swap Contract is entered into the counterparty to such Swap Contract is an Approved Counterparty; and
     (b) Swap Contracts entered into with the purpose and effect of (i) fixing or limiting interest rates on a principal amount of indebtedness of any Loan Party that is accruing interest at a variable rate or (ii) obtaining variable interest rates on a principal amount of indebtedness of any Loan Party that is accruing interest at a fixed rate (in each case including Swap Contracts entered into to unwind or offset other permitted Swap Contracts), provided that the aggregate notional amount of such Swap Contracts does not (on a net basis) exceed the outstanding principal balance of the variable or fixed rate, as the case may be, Indebtedness of the Loan Parties at the time such Swap Contract is entered into.
     7.13 Limitation on Sale/Leasebacks. Enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or such Restricted Subsidiary shall sell or transfer any Borrowing Base Property or other material asset, and whereby the Borrower or such Restricted Subsidiary shall then or immediately thereafter rent or lease as lessee such Borrowing Base Property or other asset or any part thereof.
     7.14 Disqualified Stock. Issue any Disqualified Stock.
     7.15 Restrictions on Senior Notes. The Borrower will not, nor will it permit any Restricted Subsidiary to, (a) except as otherwise provided in the second sentence of this Section 7.15 or with the proceeds of a Permitted Refinancing, voluntarily retire, redeem, defease, repurchase or prepay prior to the scheduled due date thereof any part of the principal of, or interest on, the Senior Notes, or (b) enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under the indenture and related documents evidencing the Senior Notes (as amended, modified, supplemented or restated from time to time in accordance with this Agreement, the “Senior Notes Documents”) if the effect of any such modification or amendment is to (i) increase the maximum principal amount of the Indebtedness evidenced by the Senior Notes Documents to an amount in excess of the amount permitted under Section 7.03(f) or the rate of interest on any such Indebtedness to a rate in excess of the rate permitted under Section 7.03(f) (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Notes Documents), (ii) change or modify any event of default or any covenant with respect to the Indebtedness evidenced by the Senior Note Documents if the effect of such change or modification is to cause any one or more of the Senior Notes Documents, taken as a whole, to be materially more restrictive on any Loan Party than such Senior Notes Documents were prior to such change or addition, (iii) change (to an earlier date) the scheduled dates upon which payments of principal or interest on the Indebtedness
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evidenced by the Senior Notes Documents are due, (iv) change any redemption or prepayment provisions of the Indebtedness evidenced by the Senior Notes Documents, or (v) grant any Liens in any assets or properties of any Loan Party to secure any of the Indebtedness or other obligations evidenced by the Senior Notes Documents. Notwithstanding the foregoing, so long as no Default or Borrowing Base Deficiency shall have occurred and be continuing or would result from the making of such payment or remittance, the Borrower may voluntarily retire, redeem, defease, repurchase or prepay the Indebtedness evidenced by the Senior Notes Documents (x) on or within five (5) Business Days following the receipt thereof, with the proceeds of cash equity contributions received by the Borrower in exchange for common stock, (y) with the Net Cash Proceeds from Dispositions permitted under Section 7.05(c) subject to the Borrower’s compliance with Section 2.11(b) prior to making such payment or remittance and (z) at any other time if immediately before and after giving effect to such payment or remittance, Borrowing Base Usage is less than ninety percent (90%).
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
     8.01 Events of Default. Any of the following shall constitute an “Event of Default”:
     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation (including any payments required pursuant to Section 2.11(a) or Section 2.11(b)), or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.10 or Section 6.11 or ARTICLE VII; or
     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above and excluding the covenants contained in clause (b) of Section 6.15) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Majority Lenders); or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall prove to be false in any material respect when made or deemed made; or
     (e) Cross-Default. (i) The Borrower or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other
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than Indebtedness hereunder and obligations under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made by the Borrower or any Restricted Subsidiary prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be required; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract or any other event analogous thereto) resulting from any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or
     (f) Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
     (g) Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
     (h) Judgments. There is entered against the Borrower or any Restricted Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are allowed and commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of
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enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
     (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Affiliate of the Borrower contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
     (k) Change of Control. There occurs any Change of Control.
     8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders, take any or all of the following actions:
     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then outstanding amount of such L/C Obligations); and
     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall
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automatically become effective, in each case without further act of the Administrative Agent or any Lender.
     8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under ARTICLE II) payable to the Administrative Agent or the trustee under the Mortgage, in each case, in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under ARTICLE II), ratably among them in proportion to the amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Disbursements and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Disbursements or the Swap Termination Value owed to any Lender Counterparty, ratably among the Lenders, the Lender Counterparties and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
     Subject to Section 2.04(j), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
     8.04 Production Proceeds. Notwithstanding that, by the terms of the Mortgage, the Borrower and certain other Loan Parties are and will be assigning to the Administrative Agent and Lenders all of the “Hydrocarbons” (as defined therein) and all proceeds of production attributable to the Hydrocarbons or the Mortgaged Property, so long as no Default has occurred
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and is continuing, the Borrower or such other Loan Party, as applicable, may continue to receive from the purchasers of production all such proceeds attributable to the Hydrocarbons or the Mortgaged Property, subject, however, to the Liens created under the Security Instruments, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default and during the continuance thereof, the Administrative Agent and Lenders may exercise all rights and remedies granted under the Security Instruments or under applicable law, including the right to obtain possession of all proceeds attributable to the Hydrocarbons and the Mortgaged Property then held by the Borrower or any other Loan Party and to receive directly from the purchasers of production all other proceeds attributable to the Hydrocarbons and the Mortgaged Property. In no case shall any failure, whether intended or inadvertent, by the Administrative Agent or Lenders to collect directly any such proceeds attributable to the Hydrocarbons or the Mortgaged Property constitute in any way a waiver, remission or release of any of their rights under the Security Instruments or under applicable law, nor shall any release of any proceeds attributable to the Hydrocarbons or the Mortgaged Property by the Administrative Agent or Lenders to the Borrower constitute a waiver, remission or release of any other proceeds attributable to the Hydrocarbons or the Mortgaged Property or of any rights of the Administrative Agent or Lenders to thereafter collect other proceeds attributable to the Hydrocarbons or the Mortgaged Property or any other rights.
ARTICLE IX
ADMINISTRATIVE AGENT
     9.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints JPMorgan Chase Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
     9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
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     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct (IT BEING THE INTENTION OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT AND ANY RELATED PARTIES SHALL, IN ALL CASES, BE INDEMNIFIED FOR ITS COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In
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determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the
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benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, the Arrangers, the Syndication Agent or the Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
     9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligation and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Section 2.12 and Section 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements
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and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.12 and Section 10.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
     9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Majority Lenders;
     (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(d) or Section 7.01(e), if appropriate; and
     (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary of the Borrower as a result of a transaction permitted hereunder.
     Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.
ARTICLE X
MISCELLANEOUS
     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Letters of Credit or the Fee Letter, each of which shall be modified only in accordance with their respective terms), and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Majority Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
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     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.08 or Section 8.02) without the written consent of such Lender;
     (c) postpone any date fixed by this Agreement for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
     (d) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Disbursement, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend Section 2.13(c) or to waive any obligation of the Borrower to pay interest at the rate specified in Section 2.13(c);
     (e) change Section 2.18 or Section 8.03 in a manner that would alter the order of application of amounts received or the pro rata sharing of payments required thereby without the written consent of each Lender;
     (f) change any provision of this Section, Section 3.02, the definition of “Applicable Percentage”, the definition of “Borrowing Base”, the definition of “Majority Lenders,” the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (including, without limitation, any provisions specifying the number or percentage of Lenders required to approve any Borrowing Base), without the written consent of each Lender; or
     (g) release any Guarantor from its Guaranty (except as permitted by Section 9.10) without the written consent of each Lender or release all or substantially all of the collateral for the Obligations;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
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     10.02 Notices; Effectiveness; Electronic Communication.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number or telephone number specified for such Person on Schedule 10.02; and
     (ii) if to any other Lender, to the address, telecopier number or telephone number specified in its Administrative Questionnaire.
     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).
     (b) Electronic Communications. General communications (but not notices) to the Borrower, the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular communications.
     Unless the Administrative Agent otherwise prescribes, (i) other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. For the avoidance of doubt, notices under this Agreement or any other Loan Document may not be sent by or to the Borrower or the Administrative Agent via email.
     (c) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for
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notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.
     (d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests and Swing Line Loan requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     10.04 Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, and, so long as an Event of Default has occurred and is continuing any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, and, so long as an Event of Default has occurred and is continuing, counsel for any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
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     (b) INDEMNIFICATION BY THE BORROWER. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER AND THE L/C ISSUER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), AND SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM ALL FEES AND TIME CHARGES AND DISBURSEMENTS FOR ATTORNEYS WHO MAY BE EMPLOYEES OF ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY THIRD PARTY OR BY THE BORROWER OR ANY OTHER LOAN PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE L/C ISSUER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY OTHER LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (Y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER OR ANY OTHER LOAN PARTY AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IF THE BORROWER OR SUCH LOAN PARTY HAS OBTAINED A FINAL AND
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NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.
     (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The respective obligations of the Lenders under this Agreement are several and not joint and no Lender shall be responsible for the failure of any other Lender to satisfy its obligations hereunder.
     (d) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF. NO INDEMNITEE REFERRED TO IN SUBSECTION (B) ABOVE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the
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Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     10.06 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that
     (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans, of the assignor subject to each such assignment, determined as of the date the Assignment and
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Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, and the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans, assigned to the assignee subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 and in an integral multiple of $1,000,000, unless in each case the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights of the Swing Line Lender in respect of Swing Line Loans;
     (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approval may not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and
     (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17, and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
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     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection and copying by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18 as though it were a Lender.
     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is
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notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01 as though it were a Lender.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
     For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as
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confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     10.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until the earlier to occur of the following events: (a) payment in full of the Loans of such Lender or (b) such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.
     10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and
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understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
     10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10.13 Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.
     (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH
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ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     10.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     10.15 Hedging Agreements and Collateral. The benefit of the Security Instruments and of the provisions of this Agreement relating to the collateral secured hereunder shall also extend to and be available on a pro rata basis to each Lender or any of its Affiliates to secure obligations of any Loan Party owed under a Swap Contract with such Lender or its Affiliate, but in each case, only to the extent such Swap Contract, and the transactions thereunder, are Existing
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT

Swap Contracts or are entered into in reliance upon a representation, warranty or certification by such Loan Party that such transactions are being entered into in compliance with this Agreement (such compliance to be determined at the time a Loan Party enters into any such Swap Contract or transaction) and while such Person or its Affiliate is a Lender or prior to such time.
     10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.
     10.17 Original Credit Agreement. On the Closing Date, this Agreement shall supersede and replace in its entirety the Original Credit Agreement; provided, however, that (a) all loans, letters of credit, and other indebtedness, obligations and liabilities outstanding under the Original Credit Agreement on such date shall continue to constitute Loans, Letters of Credit and other indebtedness, obligations and liabilities under this Agreement, (b) the execution and delivery of this Agreement or any of the Loan Documents hereunder shall not constitute a novation, refinancing or any other fundamental change in the relationship among the parties and (c) the Loans, Letters of Credit, and other indebtedness, obligations and liabilities outstanding hereunder, to the extent outstanding under the Original Credit Agreement immediately prior to the date hereof, shall constitute the same loans, letters of credit, and other indebtedness, obligations and liabilities as were outstanding under the Original Credit Agreement.
     10.18 Reaffirmation and Grant of Security Interest. Each Loan Party hereby (i) confirms that each Security Instrument (as defined in the Original Credit Agreement) to which it is a party or is otherwise bound and all Collateral encumbered thereby, will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all Obligations under this Agreement and the Secured Obligations (as such term is defined in the Security Instruments) under the Security Instruments, as the case may be, including without limitation the payment and performance of all such Obligations under this Agreement and the Secured Obligations under the Security Instruments, and (ii) reaffirms its grant to the Administrative Agent for the benefit of the Secured Parties of a continuing Lien on and security interest in and to such Credit Party’s right, title and interest in, to and under all Collateral as collateral security for the prompt payment and performance in full when due of the Obligations under this Agreement and the Secured Obligations under the Security Instruments (whether at stated maturity, by acceleration or otherwise) in accordance with the terms thereof.
     10.19 Reallocation of Aggregate Commitment. The Lenders (as defined in the Original Credit Agreement) have agreed among themselves to reallocate the Aggregate Commitment (as defined in the Original Credit Agreement) as contemplated by this Agreement and to adjust their interests in the Aggregate Commitment and the Revolving Loans (as defined in the Original Credit Agreement) accordingly. On the Closing Date and after giving effect to such reallocation and adjustment of such Commitment and such Loans, the Lenders shall own the Applicable Percentages set forth on Schedule 2.01. The outstanding Revolving Loans (as
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT

defined in the Original Credit Agreement) and the funds delivered to the Administrative Agent on the Closing Date by the Lenders shall be allocated such that after giving effect to such allocation each of the Lenders shall own the Applicable Percentages of the Aggregate Commitment and the Commitments set forth on Schedule 2.01 and such Lenders shall own the Loans consistent with the Applicable Percentages set forth on Schedule 2.01. The Borrower shall pay any funding indemnification amounts required by Section 2.16 of the Original Credit Agreement in the event the payment of any principal of any Eurodollar Loan or the conversion of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto is required in connection with the reallocation contemplated by this Section 10.19.
     10.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CONCHO RESOURCES INC.,
a Delaware corporation

By:	/s/ Steven L. Beal

Name: Steven L. Beal
Title: President
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
- Signature Page -

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ J. Scott Fowler

Name: J. Scott Fowler
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ J. Scott Fowler

Name: J. Scott Fowler
Title: Senior Vice President
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
- Signature Page -

BANK OF AMERICA, N.A, as syndication Agent and a Lender

By:	/s/ Stephen J. Hoffman
Name: Stephen J. Hoffman
Title: Managing Director

BNP PARIBAS, as a Co-Documentation Agent and a Lender

By:	/s/ Courtney Kubesch
Name: Courtney Kubesch
Title: Vice President

By:	/s/ Juan Carlos Sandoval
Name: Juan Carlos Sandoval
Title: Vice President

CALYON NEW YORK BRANCH, as a Co-Documentation Agent and a Lender

By:	/s/ Thomas Byargeon
Name: Thomas Byargeon
Title: Managing Director

CALYON NEW YORK BRANCH, as a Co-Documentation Agent and a Lender

By:	/s/ Sharada Manne
Name: Sharada Manne
Title: Director
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
- Signature Page -

ING CAPITAL LLC, as a Co-Documentation Agent and a Lender

By:	/s/ Charles E. Hall
Name: Charles E. Hall
Title: Managing Director

BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Julia R. Franklin
Name: Julia R. Franklin
Title: Assistant Vice President

BANK TEXAS, N.A., as a Lender

By:	/s/ J. Michael Delbridge
Name: J. Michael Delbridge
Title: Senior Vice President

CITIBANK, N.A. (formerly Citibank, Texas, N.A.), as a Lender

By:	/s/ Ryan Monroe
Name: Ryan Monroe
Title: Vice President
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
- Signature Page -

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Michele Jones
Name: Michele Jones
Title: Director

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

THE FROST NATIONAL BANK as a Lender

By:	/s/ John S. Warren
Name: John S. Warren
Title: Senior Vice President

NATIXIS (f/k/a Natexis Banques Popularies), as a Lender

By:	/s/ Carlos Quinteros
Name: Carlos Quinteros
Title: Director

By:	/s/ Donovan C. Broussard
Name: Donovan C. Broussard
Title: Managing Director
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
- Signature Page -

SCOTIABANC INC.,
as a Lender

By: Name:	/s/ H. Thind H. Thind
Title:	Director

STERLING BANK,
as a Lender

By: Name:	/s/ Jeff Forbis Jeff Forbis
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: Name:	/s/ Justin M. alexander Justin M. alexander
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender

By: Name:	/s/ Henry R. Biedrzycki Henry R. Biedrzycki
Title:	Director
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
- Signature Page -

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By: Name:	/s/ Jarrod Bourgeois Jarrod Bourgeois
Title:	Vice President

By: Name:	/s/ Timothy Brendel Timothy Brendel
Title:	Assistant Vice President

COMPASS BANK,
as a Lender

By: Name:	/s/ Kathleen J. Bowen Kathleen J. Bowen
Title:	Senior Vice President

KEY BANK NATIONAL ASSOCIATION,
as a Lender

By: Name:	/s/ Thomas Rajan Thomas Rajan
Title:	Managing Director
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
- Signature Page -

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By: Name:	/s/ Mr. Masakazu Hasegawa Mr. Masakazu Hasegawa
Title:	General Mangager

WELLS FARGO BANK, N.A.,
as a Lender

By: Name:	/s/ Reed V. Thompson Reed V. Thompson
Title:	Senior Vice President

SUNTRUST BANK,
as a Lender

By: Name:	/s/ Yann Pirio Yann Pirio
Title:	Director
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
- Signature Page -

DEUTSCHE BANK TRUST COMPANY AMERICAS
as a Lender

By: Name:	/s/ Evelyn Thierry Evelyn Thierry
Title:	Vice President

By: Name:	/s/ Erin Morrissey Erin Morrissey
Title:	Vice President
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
- Signature Page -

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment[1]	Applicable Percentage
JPMorgan Chase Bank, N.A.	$61,000,000	6.3541667%
Bank of America, N.A.	$61,000,000	6.3541667%
BNP Paribas	$60,000,000	6.2500000%
Calyon New York Branch	$60,000,000	6.2500000%
ING Capital LLC	$60,000,000	6.2500000%
Scotiabanc Inc.	$50,000,000	5.2083333%
Union Bank of California, N.A.	$50,000,000	5.2083333%
Wachovia Bank, National Association	$50,000,000	5.2083333%
Bank of Scotland	$44,000,000	4.5833333%
Compass Bank	$44,000,000	4.5833333%
Fortis Capital Corp.	$44,000,000	4.5833333%
Key Bank National Association	$44,000,000	4.5833333%
Sumitomo Mitsui Banking Corporation	$44,000,000	4.5833333%
U.S. Bank National Association	$44,000,000	4.5833333%
Wells Fargo Bank	$44,000,000	4.5833333%
Natixis	$35,000,000	3.6458334%
Suntrust Bank	$35,000,000	3.6458334%
Sterling Bank	$30,000,000	3.1250000%
Bank Of Texas, N.A.	$25,000,000	2.6041667%
Citibank, N.A.	$25,000,000	2.6041667%
Deutsche Bank	$25,000,000	2.6041667%
The Frost National Bank	$25,000,000	2.6041667%

Total	$960,000,000	100.00000000%

[1]	As of the Closing Date and subject to adjustment as a result of changes in the Borrowing Base and the Maximum Facility Amount.
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
SCHEDULE 2.01

SCHEDULE 5.06
LITIGATION
None
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
SCHEDULE 5.06

SCHEDULE 5.13
SUBSIDIARIES, OTHER EQUITY INVESTMENTS
AND EQUITY INTERESTS IN THE BORROWER
Part (a). Subsidiaries.
Aguasal Holding LLC, a Texas limited liability company (owned 100% by Henry Petroleum LP)
Concho Energy Services LLC, a Delaware limited liability company (owned 100% by COG Operating LLC)
Concho GP LLC, a Texas limited liability company, formerly known as Henry Operating LLC (owned 100% by Concho Oil & Gas Holdings LP)
Concho Equity Holdings LLC, a Delaware limited liability company (owned 100% by the Borrower)
Concho Oil & Gas Holdings LP, a Texas limited partnership, formerly known as Henry Holding LP (99% limited partner interest owned by Concho LP LLC and 1% general partner interest owned by COG Operating LLC)
Henry Petroleum LP, a Texas limited partnership (99% limited partner interest owned by Concho Oil & Gas Holdings LP and 1% general partner interest owned by Concho GP LLC)
COG Operating LLC, a Delaware limited liability company (owned 100% by Concho Equity Holdings LLC)
Concho LP LLC, a Delaware limited liability company (owned 100% by Concho Equity Holdings LLC)
COG Oil & Gas LP, a Texas limited partnership (99% limited partner interest owned by Concho LP LLC and 1% general partner interest owned by COG Operating LLC)
COG Realty, LLC, a Texas limited liability company (owned 100% by Concho Equity Holdings LLC)
Quail Ranch LLC, a Texas limited liability company (owned 100% by Concho Oil & Gas  Holdings LP)
Part (b). Other Equity Investments.
     None
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
SCHEDULE 5.13

SCHEDULE 6.15
MINIMUM HEDGING

		Collars
	Borrower	Minimum
Year	Oil (MBbs/Month)	Floor
2009	64	120
Target

	Oil	Minimum
Year	(MBb.s/Month)	Swap
2008	49	124.25
2009	29	123.00
2010	20	122.25
2011	28	122.25
2012	42	122.25
Target

	Gas	Minimum
Year	(MMcfs/Month)	Swap
2008	216	11.50
2009	174	11.25
2010	147	11.00
2011	128	10.50
2012	114	10.00
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
SCHEDULE 6.15

SCHEDULE 7.01
EXISTING LIENS
None.
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
SCHEDULE 7.01

SCHEDULE 7.08
AFFILIATE AGREEMENTS
None.
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
SCHEDULE 7.08

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
BORROWER:
Concho Resources Inc.
550 W. Texas, Suite 1300
Midland, Texas 79701
Attention:     Steven L. Beal
Telephone:     (432) 683-7443
Telecopier:     (432) 683-7441
Electronic Mail: sbeal@conchoresources.com
with a copy to:
Concho Resources Inc.
550 W. Texas, Suite 130
Midland, Texas 79701
Attention: David Copeland
Telephone:      (432) 683-7443
Telecopier:     (432) 683-7441
Electronic Mail: dcopeland@conchoresources.com
Website:      www.conchoresources.com
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
JPMorgan Chase Bank, N.A.
Mail Code IL1-0010
10 South Dearborn, Floor 07
Chicago, Illinois 60603-2003
Attn:     Teresita R. Siao
Telephone:     (312) 385-7051
Telecopier:     (312) 385-7096
Electronic Mail:     teresita.r.siao@jpmchase.com
Account Number:     9008109962
ABA: 021000021
Other Notices as Administrative Agent:
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
SCHEDULE 10.02

JPMorgan Chase Bank, N.A.
Mail Code IL1-0010
10 South Dearborn, Floor 07
Chicago, Illinois 60603-2003
Attn: Teresita R. Siao
Telephone: (312) 385-7051
Telecopier: (312) 385-7096
Electronic Mail: teresita.r.siao@jpmchase.com
with a copy to:
JPMorgan Chase Bank, N.A.
Mail Code TX1-2448
2200 Ross Avenue, 3rd Floor
Dallas, TX 75201-2787
Attn: J. Scott Fowler
Telephone: (214) 965-3226
Telecopier: (214)-965-3280
Electronic Mail: scott.fowler@jpmorgan.com
L/C ISSUER:
JPMorgan Chase Bank, N.A.
Mail Code IL1-0010
10 South Dearborn, Floor 07
Chicago, Illinois 60603-2003
Attn: Teresita R. Siao
Telephone: (312) 385-7051
Telecopier: (312) 385-7096
Electronic Mail: teresita.r.siao@jpmchase.com
SWING LINE LENDER:
JPMorgan Chase Bank, N.A.
Mail Code IL1-0010
10 South Dearborn, Floor 07
Chicago, Illinois 60603-2003
Attn: Teresita R. Siao
Telephone: (312) 385-7051
Telecopier: (312) 385-7096
Electronic Mail: teresita.r.siao@jpmchase.com
Account Number: 9008109962
ABA: 021000021
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
SCHEDULE 10.02

EXHIBIT A
FORM OF NOTE
___________
     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of July 31, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. [Except as otherwise provided in Section 2.09(a) of the Agreement with respect to Swing Line Loans, a][A]ll payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
CONCHO RESOURCES INC.
FORM OF NOTE

CONCHO AMENDED AND RESTATED CREDIT AGREEMENT	EXHIBIT A

By:

Name:

Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
	Type of	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Loan Made	Loan Made	Period	This Date	Date	Made By

FORM OF NOTE

CONCHO AMENDED AND RESTATED CREDIT AGREEMENT	EXHIBIT A

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:                     ,
To:   JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 31, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Concho Resources Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender and Calyon New York Branch, ING Capital LLC and BNP Paribas, as Co-Documentation Agents.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                              of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
FORM OF COMPLIANCE CERTIFICATE

CONCHO AMENDED AND RESTATED CREDIT AGREEMENT	EXHIBIT B

[select one:]
     [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant of the Loan Documents applicable to it.]
—or—
     [the covenants listed on Schedule 4 have not been performed or observed and Schedule 4 lists each such Default and its nature and status:]
     4. Except as listed in Schedule 4, the representations and warranties of the Borrower contained in ARTICLE V of the Agreement, and any representations and warranties of [the Borrower][any Loan Party] that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 5.05(a) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                        ,                     .
CONCHO RESOURCES INC.

By:

Name:

Title:

CONCHO AMENDED AND RESTATED CREDIT AGREEMENT	EXHIBIT B

For the Quarter/Year ended                                         (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I. Section 7.11 (a) -Consolidated Leverage Ratio.

A. Consolidated Funded Indebtedness at Statement Date:	$

B. Consolidated EBITDAX for Subject Period:	$

C. Consolidated Leverage Ratio (Line I.A ÷ Line I.B):	to 1

Maximum permitted: 4.00 to 1.00

II. Section 7.11 (b) - Current Ratio.

A. Consolidated Current Assets:	$

B. Consolidated Current Liabilities:	$

C. Consolidated Current Ratio (Line II.A ÷ Line II.B):	to 1

Minimum permitted: 1.00 to 1.00

CONCHO AMENDED AND RESTATED CREDIT AGREEMENT	SCHEDULE 2 to the Compliance Certificate

For the Quarter/Year ended                                         (“Statement Date”)
SCHEDULE 3
to the Compliance Certificate
($ in 000’s)
Consolidated EBITDAX
(in accordance with the definition of Consolidated EBITDAX
as set forth in the Agreement)

Twelve
	Quarter	Quarter	Quarter	Quarter	Months
Consolidated EBITDAX	Ended	Ended	Ended	Ended	Ended
Consolidated Net Income

+ Consolidated Interest Charges

+ income and franchise taxes

+ depletion expense

+ depreciation expense

+ amortization expense

+ exploration expense

+ non-cash expenses

- income tax credits

- non-cash income

= Consolidated EBITDAX

CONCHO AMENDED AND RESTATED CREDIT AGREEMENT	SCHEDULE 3 to the Compliance Certificate

EXHIBIT C
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities)2 and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [and is an Affiliate/Approved Fund of [identify Lender]3]

3.	Borrower:

[1]	Include all applicable subfacilities.

[2]	Select as applicable.
FORM OF ASSIGNMENT AND ASSUMPTION

CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT C

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement.

5.	Credit Agreement: Amended and Restated Credit Agreement, dated as of July 31, 2008, among Concho Resources Inc., the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender, and Calyon New York Branch, ING Capital LLC and BNP Paribas, as Co-Documentation Agents.

6.	Assigned Interest:

Aggregate
	Amount of	Amount of
	Commitment/Loans	Commitment/Loans	Percentage Assigned of	CUSIP Number
Facility Assigned[4]	for all Lenders[5]	Assigned[5]	Commitment/Loans[6]	(if any)
	$	$	%
	$	$	%
	$	$	%

7.	[Trade Date: ][7]
Effective Date:                                         , 20 ___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[4]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).

[5]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[6]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[7]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
FORM OF ASSIGNMENT AND ASSUMPTION

CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT C

     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]
By:

Title:

[Consented to and]8 Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

Title:

[Concho Resources Inc.:][9]

By:

Title:

[8]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[9]	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.
FORM OF ASSIGNMENT AND ASSUMPTION

CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT C

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
[                                        ]1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[1]	Describe Credit Agreement at option of Administrative Agent.
FORM OF ASSIGNMENT AND ASSUMPTION

CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT C

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.
FORM OF ASSIGNMENT AND ASSUMPTION

CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT C

EXHIBIT D
FORM OF AMENDED AND RESTATED GUARANTY
FORM OF GUARANTY

CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT D

EXHIBIT E
FORM OF SOLVENCY CERTIFICATE
     The undersigned, as Chief Financial Officer of Concho Resources Inc., a Delaware corporation (the “Borrower”), hereby gives this Certificate Regarding Solvency to induce JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (defined below) and the Lenders (the “Administrative Agent”) to consummate certain financial accommodations pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement dated the date hereof (the “Credit Agreement”) among the Borrower, certain Subsidiaries of the Borrower, as Guarantors, the lenders signatory thereto (“Lenders”), and the Administrative Agent, Bank of America, N.A., as Syndication Agent and Calyon New York Branch, ING Capital LLC and BNP Paribas, as Co-Documentation Agents. Capitalized terms used in this certificate are defined in the Credit Agreement, unless otherwise stated.
     The undersigned hereby certifies to the Administrative Agent that:
     1. The undersigned is familiar with the business and financial affairs of the Borrower, including, without limitation, the Transactions and the matters hereinafter described.
     2. The undersigned has reviewed the pro-forma balance sheet of the Borrower, as of the date thereof (the “Pro-Forma Balance Sheet”), a copy of which is attached as Exhibit “A”, and the projections previously provided to the Administrative Agent (the “Projections”). The undersigned is familiar with the process through which the Pro-Forma Balance Sheet and the Projections were generated.
     3. The Pro-Forma Balance Sheet fairly presents in all material respects the financial position of the Borrower as of the date thereof after giving effect to the Transactions. The Projections are reasonable projections of the balance sheet, income statement and source and application of funds for the periods covered thereby, based upon the assumptions set forth therein. The Borrower believes that such assumptions set forth therein are reasonable in light of current business conditions existing at the time of preparation thereof. The Projections represent the Borrower’s good faith estimate as of the date thereof of the Borrower’s future financial performance, it being recognized by the Administrative Agent that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered thereby may differ from the projected results set forth therein.
     4. Immediately following the consummation of, and after giving effect to, the transactions contemplated by the Loan Documents and the Purchase Agreement and the application of the proceeds from the fundings being made on the Closing Date, the Borrower is solvent.
FORM OF SOLVENCY CERTIFICATE

CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT E

     5. The Borrower does not intend to incur, or believe it will incur, debts beyond its ability to pay as they mature.

DATED: July 31, 2008

CONCHO RESOURCES INC.,
a Delaware corporation

By	/s/ Steven L. Beal

Name:	Steven L. Beal
Title:	President
FORM OF SOLVENCY CERTIFICATE
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT E

EXHIBIT “A”
Pro-Forma Balance Sheet
(see attached)
FORM OF SOLVENCY CERTIFICATE
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT E

EXHIBIT F
FORM OF MORTGAGE
Form of Mortgage
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT F

EXHIBIT G
FORM OF AMENDED AND RESTATED PLEDGE AGREEMENT
Form of Pledge Agreement
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT G

EXHIBIT H
COUNTERPART AGREEMENT
     This COUNTERPART AGREEMENT, dated [                    ] (this “Counterpart Agreement”) is delivered pursuant to that certain Amended and Restated Credit Agreement, dated as of July 31, 2008 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CONCHO RESOURCES INC., as Borrower, CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), BANK OF AMERICA, N.A., as Syndication Agent, and CALYON NEW YORK BRANCH, ING CAPITAL LLC and BNP PARIBAS, as Co-Documentation Agents.
     Section 1. Pursuant to Section 6.12 of the Credit Agreement, the undersigned hereby:
     (a) agrees that this Counterpart Agreement may be attached to the Guaranty and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Guaranty and agrees to be bound by all of the terms thereof;
     (b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement, the Guaranty and each other Loan Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;
     (c) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with the Guaranty;
     (d) (i) agrees that this counterpart may also be attached to the Pledge Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge Agreement as if it were an original signatory thereto, (iii) grants to Administrative Agent for the benefit of each of the Lender Parties (as such term is defined in the Pledge Agreement) a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Pledge Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) agrees to deliver to the Administrative Agent supplements to all schedules and other attachments to the Pledge Agreement. All such Collateral shall be deemed to be part of the
Form of Counterpart Agreement
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT H

“Collateral” and hereafter subject to each of the terms and conditions of the Pledge Agreement; and
          Section 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the undersigned and the Administrative Agent. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 5.4 of the Guaranty, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.
Form of Counterpart Agreement
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT H

     IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By

Name:

Title:

Address for Notices:

Attention:

Telecopier:

with a copy to:

Attention:

Telecopier:

ACKNOWLEDGED AND ACCEPTED, as of
the date above first written:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:

Name:

Title:

Form of Counterpart Agreement
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT H

EXHIBIT I
FORM OF LENDER CERTIFICATE
                    , 20___

To:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
     The Borrower, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of July 31, 2008 (as the same has been and may further be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein have the meaning specified in the Credit Agreement.
[Language for Existing Lender]
     [Please be advised that the undersigned has agreed to increase its Revolving Commitment under the Credit Agreement effective                     , 20___from $                     to $                     and (b) that it shall continue to be a Lender in all respects under the Credit Agreement and the other Loan Documents.]
[Language for New Lender]
     [Please be advised that the undersigned has agreed (a) to become a Lender under the Credit Agreement effective                     , 20___ with a Commitment of $                     and (b) that it shall be deemed to be a Lender in all respects under the Credit Agreement and the other Loan Documents.]

Very truly yours,

By:

Name:

Title:

Form of Lender Certificate
CONCHO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT I